                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-KA

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: February 24, 1998
                        (Date of earliest event reported)


                            FEDERAL-MOGUL CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Michigan
                 (State or other jurisdiction of incorporation)


       1-1511                                             38-0533580
       ------                                             ----------
(Commission File Number)                    (IRS Employer Identification Number)


26555 Northwestern Highway, Southfield, Michigan              48034
------------------------------------------------            --------
   (Address of principal executive offices)                (Zip Code)


                                 (248) 354-7700
               (Registrant's telephone number including area code)






The total number of pages is 73

         Federal-Mogul Corporation (the "Corporation") hereby amends and restates Item 7 of its reports on Form 8-K dated February 24, 1998 and March 23, 1998, as follows:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

     (a) Financial Statements of Businesses acquired

         1. The audited financial statements of the Operating businesses of the Fel-Pro Group

         2.   The audited financial statements of T&N plc

     (b) Unaudited Pro Forma Financial Information

         1.   Discussion

         2. Unaudited Pro Forma Statement of Operations for the year ended December 31, 1997

         3.   Unaudited Pro Forma Balance Sheet as of December 31, 1997

     (c) Exhibits

         23.1 Consent of Ernst & Young LLP

         23.2 Consent of KPMG Audit Plc




                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       FEDERAL-MOGUL CORPORATION



                                       By: /s/ Edward W. Gray, Jr.
                                          --------------------------------
                                                  Edward W. Gray, Jr.
                                          Title:  Sr. Vice President,
                                                  General Counsel
                                                  and Secretary

Dated:  April 6, 1998

                              Financial Statements

                           Operating Businesses of the
                                  Fel-Pro Group

                   At December 28, 1997 and December 29, 1996
             and for the three fiscal years ended December 28, 1997
                       with Report of Independent Auditors

                           Operating Businesses of the
                                  Fel-Pro Group

                              Financial Statements


                   At December 28, 1997 and December 29, 1996
             and for the three fiscal years ended December 28, 1997
                       with Report of Independent Auditors


                                    CONTENTS


Report of Independent Auditors...........................................1

Audited Financial Statement

Balance Sheets...........................................................2
Statements of Operations.................................................4
Statements of Cash Flows.................................................5
Notes to Financial Statements............................................6

                         REPORT OF INDEPENDENT AUDITORS




The Management of the Operating Businesses of the Fel-Pro Group

We have audited the accompanying balance sheets of the Operating Businesses of the Fel-Pro Group as of December 28, 1997 and December 29, 1996 and the related statements of operations and cash flows for each of the three fiscal years in the period ended December 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Operating Businesses of the Fel-Pro Group at December 28, 1997 and December 29, 1996 and the results of its operations and its cash flows for each of the three fiscal years in the period ended December 28, 1997 in conformity with generally accepted accounting principles.


February 13, 1998

                           Operating Businesses of the
                                  Fel-Pro Group

                                 Balance Sheets
                                 (In Thousands)

                                                                     DECEMBER 28,        DECEMBER 29,
                                                                         1997               1996
                                                                     --------------------------------
ASSETS
Current assets:
   Trade accounts receivable, less allowances of $5,009 in 1997
     and $3,210 in 1996                                                $  83,412         $  79,266
   Inventories, net                                                       61,009            51,469
   Refundable income taxes                                                   530             3,859
   Deferred income taxes                                                    --               5,530
   Other current assets                                                    4,162             2,972
                                                                       ---------------------------
Total current assets                                                     149,113           143,096

Property, plant, and equipment:
   Land                                                                    4,197             4,165
   Buildings and improvements                                             45,750            44,371
   Machinery and equipment                                                64,426            58,555
   Construction in process                                                 9,087             5,945
   Accumulated depreciation                                              (42,828)          (41,419)
                                                                       ---------------------------
Total property, plant, and equipment                                      80,632            71,617

Other assets:
   Investment in marketable securities                                     7,490            10,352
   Intangible assets, net                                                 16,685            17,665
   Deferred income taxes                                                    --              10,183
   Other long-term assets                                                 16,199             8,872
                                                                       ---------------------------
Total other assets                                                        40,374            47,072
                                                                       ---------------------------
Total assets                                                           $ 270,119         $ 261,785
                                                                       ===========================

See notes to financial statements.

                           Operating Businesses of the
                                  Fel-Pro Group

                                 Balance Sheets
                                 (In Thousands)

                                                                       DECEMBER 28,    DECEMBER 29,
                                                                          1997            1996
                                                                       ----------------------------
LIABILITIES AND EQUITY
Current liabilities:
   Trade accounts payable                                               $ 22,703        $ 17,596
   Accrued income taxes                                                    6,725              --
   Accrued sales rebates                                                  10,466           7,999
   Accrued real estate taxes                                               2,169           1,958
   Accrued payroll and benefits                                           24,142          21,640
   Other current liabilities                                              10,507           8,969
                                                                        ------------------------
Total current liabilities                                                 76,712          58,162

Accrued postretirement benefit obligation                                 46,835          46,572
Other long-term liabilities                                                6,633           5,203

Equity:
   Owners' equity                                                        138,159         149,925
   Foreign currency translation adjustments                                1,256           1,483
   Unrealized gain on marketable equity securities, net of taxes
                                                                             524             440
                                                                        ------------------------
Total equity                                                             139,939         151,848
                                                                        ------------------------
Total liabilities and equity                                            $270,119        $261,785
                                                                        ========================

See notes to financial statements.

                           Operating Businesses of the
                                  Fel-Pro Group

                            Statements of Operations
                                 (In Thousands)


                                                        YEAR ENDED
                                     DECEMBER 28,       DECEMBER 29,   DECEMBER 31,
                                        1997              1996             1995
                                     -----------------------------------------------
Net sales                            $ 489,305         $ 448,042        $ 387,928
Cost of goods sold                     268,477           245,761          217,572
                                     --------------------------------------------
Gross profit                           220,828           202,281          170,356

Operating expenses:
   Shipping                             22,537            19,808           16,946
   Advertising and selling              74,955            72,433           63,335
   General and administrative           72,829            68,026           57,754
   Other                                 3,496             2,897            3,831
                                     --------------------------------------------
                                       173,817           163,164          141,866
                                     --------------------------------------------
Income from operations                  47,011            39,117           28,490
Other income (expense), net                (66)              125             (265)
                                     --------------------------------------------
Income before income taxes              46,945            39,242           28,225
Income taxes                            25,488             6,871            4,796
                                     --------------------------------------------
Net income                           $  21,457         $  32,371        $  23,429
                                     ============================================

See notes to financial statements.

                           Operating Businesses of the
                                  Fel-Pro Group

                            Statements of Cash Flows
                                 (In Thousands)

                                                                                               YEAR ENDED
                                                                              DECEMBER 28,    DECEMBER 29,   DECEMBER 31,
                                                                                1997            1996           1995
                                                                           -----------------------------------------------
OPERATING ACTIVITIES
Net income                                                                   $ 21,457         $ 32,371         $ 23,429
Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation                                                               9,486            8,775            8,003
     Amortization of intangibles                                                2,016            2,526            2,750
     Provision for losses on accounts receivable                                2,754              707              (71)
     Deferred income taxes                                                     15,978             (835)            (209)
     Accrued postretirement benefit obligation                                    263            2,406            2,139
     Other                                                                       (406)            (165)          (8,591)
     Changes in operating assets and liabilities:
       Trade accounts receivable                                               (6,121)         (17,447)          (3,351)
       Inventories                                                             (8,553)          (4,608)             348
       Other assets                                                            (5,166)          (6,578)          (4,443)
       Trade accounts payable                                                   5,107            1,615            3,555
       Accrued payroll and benefits                                             2,502            6,354            1,132
       Other liabilities                                                       12,371            5,979           (2,480)
                                                                              -----------------------------------------
Net cash provided by operating activities                                      51,688           31,100           22,211

INVESTING ACTIVITIES
Acquisition of business, less cash acquired                                    (3,501)         (13,491)          (7,101)
Proceeds from sale of marketable securities                                     3,850             --               --
Purchases of marketable securities                                               (988)          (3,042)          (7,310)
Purchases of property, plant, and equipment                                   (18,277)         (14,058)         (12,505)
Proceeds from disposal of property, plant, and equipment                          451               72             --
Other investment activities                                                      --               (112)            --
                                                                                                               --------
                                                                              -----------------------------------------
Net cash used in investing activities                                         (18,465)         (30,631)         (26,916)

FINANCING ACTIVITIES
Cash distributions to owners                                                  (27,500)         (21,055)         (11,099)
                                                                              -----------------------------------------

Net Cash provided to/from affiliates                                           (5,723)          20,586           15,804
                                                                              =========================================

See notes to financial statements

                           Operating Businesses of the
                                  Fel-Pro Group

                          Notes to Financial Statements

                                December 28, 1997

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

On January 9, 1998, the owners of the Fel-Pro Group of affiliated entities signed an agreement to sell the Fel-Pro Group operating businesses and certain related real estate (collectively, the operating businesses of the Fel-Pro Group or the Company) to Federal Mogul Corporation (Federal Mogul). Certain non-operating assets, including cash, debt, certain marketable securities, real estate and insurance assets, are not included in the transaction. The transaction closed on February 24, 1998 and the owners received $491.8 million in cash plus $225 million of Federal Mogul Corporation stock.

The accompanying financial statements include the net assets and operations purchased by Federal Mogul and are presented as if the Company had existed as an entity separate from certain affiliated entities not purchased by Federal Mogul. Any activity with those affiliated entities has been reflected in owners' equity.

The operating businesses of the Fel-Pro Group are owned by the following affiliated entities:

Felt Products Mfg. Co. and              Fel-Pro Specialty Sealing Products L.P.
  subsidiaries (Felt)                     (SSP)

Fel-Pro Mexico S.A. de C.V.             Fel-Pro Chemical Products L.P.
  (FP Mexico)                             (Chemical)

Meridian Parts Corporation (Meridian)   FP Performance Products L.P.
                                          (Performance)
FP Diesel L.P. (Diesel)


All significant intercompany accounts and transactions have been eliminated in the financial statements.

The Company is engaged in the manufacture and/or distribution of automotive, heavy duty and industrial gaskets (primary product line); replacement parts for heavy duty diesel engines; adhesives, lubricants, sealers, and other chemical products for industrial use, and high performance transmissions and torque converters. Products are primarily sold to customers located throughout the United States, Canada, Mexico, South America, the Middle East, Asia and Europe either directly to original equipment manufacturers or to aftermarket customers. All of these activities constitute a single business segment. Domestic sales, including export sales, represent over 90% of total net sales in 1997, 1996 and 1995. Export sales represent approximately 13%, 11% and 9% of total net sales for 1997, 1996 and 1995, respectively. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral.

                           Operating Businesses of the
                                  Fel-Pro Group

                    Notes to Financial Statements (Continued)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The terms of customer receivables vary based on customer agreements. Credit losses are provided for in the financial statements and consistently have been within management's expectations. Primary manufacturing operations and corporate offices are located at facilities in Skokie, Illinois.

The following is a summary of significant accounting policies:

FISCAL YEAR

The Company uses a 52 or 53 week year, ending on the last Sunday in December. The fiscal years ended December 28, 1997 and December 29, 1996 include 52 weeks, while the fiscal year ended December 31, 1995 includes 53 weeks.

CASH AND CASH EQUIVALENTS

An affiliated entity provides a centralized cash management function; accordingly, the Company does not maintain separate cash accounts and its cash disbursements and collections are settled through owners' equity.

MARKETABLE SECURITIES

Management determines the appropriate classification of its investments at the time of acquisition and reevaluates such determination at each balance sheet date. All investments are classified as available-for-sale securities which are carried at fair value, with unrealized holding gains and losses, net of tax, reported as a separate component of equity. Marketable equity and debt securities being held for non-current uses such as the funding of postretirement benefit obligations are classified as long-term assets. Quoted market prices have been used in determining the fair value of these investments.

INVENTORIES

Inventories owned by Felt, Diesel and Meridian, are carried at the lower of last in, first out (LIFO) cost or market. The aggregate inventories owned by all other entities are carried at the lower of first in, first out (FIFO) cost or market. At December 28, 1997 and December 29, 1996, 21% of total inventories are carried on a FIFO basis.

INTANGIBLE ASSETS

Goodwill, patents, and trademarks are being amortized over periods of 14 to 20 years using the straight-line method. Noncompetition agreements are being amortized over the terms of the related agreements.

                           Operating Businesses of the
                                  Fel-Pro Group

                    Notes to Financial Statements (Continued)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

TRANSLATION OF FOREIGN OPERATIONS

The financial statements of the foreign entities have been translated in accordance with Statement of Financial Accounting Standards No. 52 and accordingly, unrealized foreign currency translation adjustments are reflected as a component of equity, except for those related to FP Mexico. In 1997, Mexico was determined to be a highly inflationary country. As a result, unrealized foreign currency translation adjustments related to peso denominated monetary assets and liabilities, which are not significant, are reported under "Other income, net", and other assets and liabilities are translated at historical exchange rates.

DEPRECIATION AND AMORTIZATION

Property, plant, and equipment is recorded at cost. For depreciable assets acquired prior to 1991, provisions for depreciation and amortization are computed using both straight-line and accelerated methods for financial reporting purposes, based on the estimated useful lives of the assets. Beginning in 1991, provisions for newly acquired depreciable assets are computed using the straight-line method, based on the estimated useful lives of the assets.

RESEARCH AND DEVELOPMENT

Activities related to new product development and major improvements to existing products and processes are expensed as incurred and amounted to approximately $4.4 million in 1997, $4.1 million in 1996, and $4.2 million in 1995.

MANAGEMENT ESTIMATES

The financial statements include estimated amounts and disclosures based on management's assumptions about future events. Actual results could differ from those estimates.

                           Operating Businesses of the
                                  Fel-Pro Group

                    Notes to Financial Statements (Continued)


2.  INVESTMENTS

The composition of marketable securities is as follows:

                                                 DECEMBER 28, 1997                        DECEMBER 29, 1996
                                       --------------------------------------------------------------------------------
                                                                       (In Thousands)
                                             COST             FAIR VALUE             COST              FAIR VALUE
                                       --------------------------------------------------------------------------------
Long term investments:
     Brinson Global Fund                    $6,617              $7,490              $9,618              $10,352
                                       ================================================================================

Interest and dividend income, net is included in other income(expense), net, and was $.8 million in 1997 and 1996, and $.5 million in 1995.

3.  INVENTORIES

Inventories at December 28, 1997, and December 29, 1996 consist of the following:

                                                                          1997               1996
      Raw materials                                                     $13,931             $12,595
      Work in process                                                     6,869               7,930
      Finished goods                                                     59,871              51,396
                                                                        ---------------------------
      Inventories at FIFO                                                80,671              71,921
      Less:  Excess of FIFO cost over LIFO cost                          19,662              20,452
                                                                        ---------------------------
                                                                        $61,009             $51,469
                                                                        ===========================


4.  INCOME TAXES

Earnings of the operating businesses of the Fel-Pro Group owned by Diesel, SSP, Performance and Chemical are not subject to federal or state income taxes because these entities are partnerships. The partners include the earnings from these partnerships in the partner's Federal and state income tax returns.

Effective December 30, 1996, the stockholders of Felt elected under Subchapter S of the Internal Revenue Code to include Felt's income in their own income for federal tax purposes. Accordingly, Felt is not subject to federal income taxes effective December 30, 1996, and the net deferred tax asset of approximately $15.7 million at December 29, 1996 was written off as a charge to tax expense in fiscal 1997. Additionally, the LIFO reserve of $21.2 million was included in taxable income and the tax cost recorded as a charge to tax expense in the income statement in fiscal 1997.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts

                           Operating Businesses of the
                                  Fel-Pro Group

                    Notes to Financial Statements (Continued)

4.  INCOME TAXES (CONTINUED)

used for income tax purposes for Felt for the year ended December 29, 1996. Significant components of the deferred tax assets and liabilities are as follows:


                                                                  1996
                                                         ---------------------
                                                              (In Thousands)
DEFERRED TAX ASSETS
Postretirement benefit obligation                                $14,383
Other                                                              7,538
                                                                 -------
Total deferred tax assets                                         21,921

DEFERRED TAX LIABILITIES
Tax over book depreciation                                        (5,877)
Other                                                               (331)
                                                                 -------
Total deferred tax liabilities                                    (6,208)
                                                                 =======
Net deferred tax assets/(liabilities)                            $15,713
                                                                 =======

The income tax provision consists of the following:

                               1997             1996                 1995
                             -----------------------------------------------
                                             (In Thousands)
Current:
   Federal                   $ 8,986            $ 5,500             $ 3,992
   State                         719              1,436                 758
   Foreign                        70                770                 255
                             ----------------------------------------------
                               9,775              7,706               5,005
Deferred (credit)             15,713               (835)               (209)
                             ----------------------------------------------
                             $25,488            $ 6,871             $ 4,796
                             ==============================================

                           Operating Businesses of the
                                  Fel-Pro Group

                    Notes to Financial Statements (Continued)


4.  INCOME TAXES (CONTINUED)

The reconciliation of income taxes (tax benefits) computed at the United States federal statutory tax rate to income tax expense is:

                                                  1997                 1996                 1995
                                               ----------------------------------------------------
                                                                 (In Thousands)

Pretax income for taxable entities             $ 2,133.0            $19,502.0             $11,966.0
                                               ====================================================

Income taxes at U.S. statutory rate            $   746.6            $ 6,825.7             $ 4,088.1

Tax effect from:
   Reversal of deferred taxes                   15,713.0
   LIFO recapture                                7,420.0
   State income taxes                              251.6                933.4                 492.7
   Other                                         1,356.8               (888.1)                215.2
                                               ----------------------------------------------------
                                               $25,488.0            $ 6,871.0             $ 4,796.0
                                               ====================================================

Income taxes paid were approximately $3.7 million in 1997, $12.8 million in 1996, and $5.6 million in 1995.

5.  OWNERS' EQUITY

A summary of the account activity is as follows:

                                                     1997                   1996                1995
                                                  -----------------------------------------------------
                                                                      (In Thousands)
Beginning balance                                 $ 149,925             $ 118,023             $  89,889
Net income                                           21,457                32,371                23,429
Distribution to owners                              (27,500)              (21,055)              (11,099)
Net cash provided to/(from) affiliates               (5,723)               20,586                15,804
                                                  -----------------------------------------------------
Ending balance                                    $ 138,159             $ 149,925             $ 118,023
                                                  =====================================================

The operating businesses of the Fel-Pro Group are owned by entities having the following stock authorized and issued at December 28, 1997. These amounts are included in owners' equity above.

                           Operating Businesses of the
                                  Fel-Pro Group

                    Notes to Financial Statements (Continued)

5.  OWNERS' EQUITY (CONTINUED)

FELT
Authorized shares ($.01 par value)                                    200,100
Shares issued and outstanding                                         198,137.62
Par value                                                              $1,981
FP MEXICO
Authorized shares ($.12 par value)                                    410,000
Shares issued and outstanding                                         410,000
Par value                                                             $48,200
MERIDIAN
Authorized shares ($1 par value)                                      250,000
Shares issued and outstanding                                          20,000
Par value                                                             $20,000

6.  EMPLOYEE BENEFIT PLANS AND OTHER POSTRETIREMENT BENEFITS

The Company maintains, for the benefit of its eligible employees, the following benefit plans:

EMPLOYEES' PROFIT-SHARING AND RETIREMENT PLAN

This plan is noncontributory on the part of participants, except for their voluntary contributions (which are limited, as provided in the plan agreement). Discretionary contributions by the Company for each year are determined by the Board of Directors. Distributions from the plan are made to participants or their beneficiaries on death, retirement, disability, or termination of employment. Contributions were approximately $9.8 million in 1997, $9.3 million in 1996, and $7.8 million in 1995.

DEATH BENEFIT PLAN

The Company maintains a "death benefit plan" for selected managerial employees. The plan provides that in the event of death of a participant, before termination of employment or retirement, the applicable death benefits, as defined, are payable to the participant's designated beneficiaries. There were no beneficiary payments made in 1997, 1996, or 1995.

The Company may at any time amend or revoke the "death benefit plan" without the consent of its participants. Since the plan is presently fully funded through life insurance policies in which the participants possess no interest and the payment of benefits is contingent upon the death of participants, no provision for such future possible payments has been reflected in the financial statements.

                           Operating Businesses of the
                                  Fel-Pro Group

                    Notes to Financial Statements (Continued)


6.  EMPLOYEE BENEFIT PLANS AND OTHER POSTRETIREMENT BENEFITS (CONTINUED)

DEFERRED COMPENSATION PLAN

The Company maintains deferred compensation plans for qualified managers. The plans allow such participants to defer up to 90% of their annual bonuses and salary (subject to certain limitations). The plans also provide for matching amounts (as defined) from the employer, provide for a growth increment dependent on several factors, and provide for additional employer contributions on compensation in excess of $160,000. Distributions from the plan are made to the participants or their designated beneficiaries upon the earlier of death, retirement, disability, termination of employment, or by participant choice. Employer and employee contributions, including interest, of $2.7 million, $2.3 million, and $2.2 million were paid to the plans in 1997, 1996, and 1995, respectively.

OTHER POSTRETIREMENT BENEFITS

The Company provides postretirement medical, dental, and death benefits to domestic employees hired prior to January 1, 1988, who have worked at least 10 years and attained age 55 while in service with the Company. All employees hired subsequent to this date are eligible for these benefits if they have worked at least 20 years and attained age 55. The plan amendment in November 1996 provided that for all retiree groups, the Company caps its contributions toward retiree health care at the employer cost levels reached in 2004, thereby reducing the liability and annual expense. The plan is contributory and contains certain cost-sharing features such as deductibles, coinsurance, and a lifetime payout maximum. Assets with a fair value of $7.5 million and $10.4 million which are included in investments in marketable securities at December 28, 1997 and December 29, 1996, respectively, are being held for non-current uses such as the posretirement benefits. The Company's foreign entities provide no significant postretirement benefits. The following table presents the components of the liability recognized in the Company's balance sheet:

                           Operating Businesses of the
                                  Fel-Pro Group

                    Notes to Financial Statements (Continued)


6.  EMPLOYEE BENEFIT PLANS AND OTHER POSTRETIREMENT BENEFITS (CONTINUED)

OTHER POSTRETIREMENT BENEFITS (CONTINUED)


                                                                              1997             1996
                                                                       ------------------------------------
                                                                                    (In Thousands)
   Accumulated postretirement benefit obligation:
      Retirees                                                                $16,297           $13,412
      Fully eligible active plan participants                                   4,708             7,592
      Other active plan participants                                            7,381             9,238
   Unrecognized net gain                                                        4,514             1,205
   Unrecognized plan reduction                                                 13,935            15,125
                                                                       ------------------------------------
   Accrued postretirement benefit cost                                        $46,835           $46,572
                                                                       ====================================


A summary of the components of net periodic postretirement benefit cost is as follows:



                                                           1997               1996             1995
                                                    -------------------------------------------------------
                                                                           (In Thousands)

Service cost                                                  $666             $1,612            $1,435
Interest cost                                                1,991              2,824             2,978
Amortization of plan reduction                              (1,190)              (421)             (267)
Amortization of unrecognized gain                              (97)                 -                 -
                                                    -------------------------------------------------------
Net periodic postretirement benefit cost                    $1,370             $4,015            $4,146
                                                    =======================================================

The health care cost trend rate utilized to determine the benefit cost was 9.5% for 1997 and 1996, decreasing gradually to 5.5% for 2005 and thereafter. Increasing the trend rate by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 28, 1997, by $1.8 million and increase the 1997 postretirement benefit cost by $0.2 million. The discount rate used in determining the accumulated postretirement benefit obligation was 7.50% at December 28, 1997 and December 29, 1996.

7.  COMMITMENTS AND CONTINGENCIES

The Company is engaged in various legal actions arising in the ordinary course of its business. Management, after taking into consideration legal counsel's evaluation of such actions, is of the opinion that it has adequate legal defenses or insurance coverages and that the outcome of these matters will not have a material adverse effect on the Company's financial position.

                           Operating Businesses of the
                                  Fel-Pro Group

                    Notes to Financial Statements (Continued)


8.  ACQUISITIONS

On September 8, 1997 Chemical acquired for $3.5 million certain operating assets of Biwax Corporation, a manufacturer of urethane potting and encapsulating products.

On June 27, 1996, Diesel acquired for $1.2 million certain operating assets of Infinitive, a manufacturer of pistons and liners.

On December 29, 1995, Performance acquired for $12.3 million the net assets of Torque Converters, Inc. (TCI), a high performance transmission and torque converter remanufacturer, marketer and distributor and assumed a $0.4 million of long-term liability.

On October 30, 1995, Diesel acquired for $7.1 million certain operating assets of Korody-Colyer, a marketer and distributor of heavy duty diesel engine parts and gaskets.

The acquisitions were accounted for under the purchase method, and, accordingly, the accounts and transactions of the acquired companies have been included in the financial statements from the dates of acquisition.

9.  IMPACT OF YEAR 2000 (UNAUDITED)

Felt personnel are presently implementing an enterprise resource planning system using Oracle software for manufacturing, OEM management, and financial systems, and IMI software for an Aftermarket order management system. This system will be Year 2000 compliant. This project was undertaken in late 1996 recognizing that information will be a key driver for growth in the 21st century and that business needs are changing. The system solution provides the ability to handle multiple product lines, currencies, businesses, and locations. The existing mainframe systems lack functionality and flexibility, and are also incompatible with the Year 2000. The total project is expected to be completed by February 1999. Information systems for Chemical, Performance, SSP, Meridian, Diesel and FP Mexico will undertake system changes in 1998 to ensure compatibility with the Year 2000 by such date.

                                     T&N PLC
                              FINANCIAL STATEMENTS
                           Year ended 31 December 1997

T&N plc
FINANCIAL STATEMENTS
YEAR ENDED 31 DECEMBER 1997


CONTENTS


Independent auditor's report                                              1
Consolidated profit and loss accounts                                     2
Consolidated balance sheets as at 31 December                             4
Consolidated cash flow statements                                         6
Statements of total recognised gains and losses                           8
Notes                                                                     9

INDEPENDENT AUDITOR'S REPORT

TO THE BOARD OF DIRECTORS OF T&N plc

We have audited the accompanying consolidated balance sheets of T&N plc and its subsidiaries at 31 December 1997 and 31 December 1996, and the related consolidated profit and loss accounts, reconciliations of movements in shareholders' funds and consolidated cash flow statements for each of the years in the three year period ended 31 December 1997. These consolidated financial statements are the responsibility of the management of T&N plc. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom, which are substantially consistent with those of the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of T&N plc and its subsidiaries at 31 December 1997 and 31 December 1996, and the results of their operations and their cash flows for each of the years in the three year period ended 31 December 1997, in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States would have affected net income for the two years ended 31 December 1997 and shareholders' funds at 31 December 1997 and 31 December 1996, to the extent summarised in Note 29 to the consolidated financial statements.


                                                           Chartered Accountants
                                                              Registered Auditor
London, England
17 February 1998

CONSOLIDATED PROFIT AND LOSS ACCOUNTS
FOR THE YEARS ENDED 31 DECEMBER


                                                                          1997               1996               1995
                                                                  (POUND STERLING)M  (POUND STERLING)M  (POUND STERLING)M
TURNOVER
  Turnover including share of associated                               1,883.3           2,037.9            2,164.5
  undertakings
  Associated undertakings                                                (84.2)            (81.9)             (73.0)
                                                                       -------           -------            -------
  Turnover excluding associated undertakings                           1,799.1           1,956.0            2,091.5

  Continuing operations                                                1,734.7           1,814.4             1777.0
  Acquisitions                                                            29.6                 -                  -
                                                                       -------           -------            -------

  Total continuing operations                                          1,764.3           1,814.4             1777.0
  Discontinued operations                                                 34.8             141.6              314.5

  Total turnover excluding associated                  2(a)            1,799.1           1,956.0            2,091.5
  undertakings
  Cost of sales                                        2(d)           (1,293.5)         (1,418.3)          (1,507.8)
                                                                       -------           -------            -------

GROSS PROFIT                                                             505.6             537.7              583.7
Federal-Mogul bid related costs                                          (10.0)                -                  -
Other operating expenses                               2(d)             (331.6)           (370.3)            (369.7)
                                                                       -------           -------            -------

Group operating profit before asbestos-related                           164.0             167.4              214.0
costs
Share of profits of associated undertakings            2(d)               13.2              11.8               11.8
                                                                       -------           -------            -------

Operating profit before asbestos-related costs    2(b),2(e)              177.2             179.2              225.8
Asbestos-related costs                                 2(d)                  -            (515.0)             (51.3)
                                                                       -------           -------            -------

OPERATING PROFIT/(LOSS) ON ORDINARY ACTIVITIES
  Continuing operations                                                  171.4            (350.3)             148.0
  Acquisitions                                                             3.2                 -                  -
                                                                       -------           -------            -------

  Total continuing operations                                            174.6            (350.3)             148.0
  Discontinued operations                                                  2.6              14.5               26.5
                                                                       -------           -------            -------

TOTAL OPERATING PROFIT/(LOSS) ON ORDINARY              2(d)              177.2            (335.8)             174.5
ACTIVITIES
Profit/(loss) on disposal of discontinued                 3               14.5              (1.0)               1.5
  operations
Release/(charge) of provision against loss on             3                  -               1.4               (1.4)
  disposals
Provision for loss on disposal of properties
  (continuing operations)                                                 (3.1)             (2.0)                 -
Release of provision/(provision against) fixed            4
  asset investments: Kolbenschmidt costs                                  32.4             (23.4)             (19.5)
                                                                       -------           -------            -------

PROFIT/(LOSS) ON ORDINARY ACTIVITIES BEFORE
  FINANCE CHARGES                                                        221.0            (360.8)             155.1
Net interest payable and similar charges - Group          5              (28.4)            (26.8)             (35.8)
Net interest (payable)/receivable and similar
charges - Associates                                                      (2.5)             (0.7)               0.8
                                                                       -------           -------            -------



           See accompanying notes to consolidated financial statements

                                                                          1997               1996               1995
                                                                  (POUND STERLING)M  (POUND STERLING)M  (POUND STERLING)M
PROFIT/(LOSS)ON ORDINARY ACTIVITIES BEFORE                               190.1           (388.3)             120.1
TAXATION
Tax on profit/(loss) on ordinary activities               6              (62.8)            (8.0)             (41.4)
                                                                         -----            -----              -----
PROFIT/(LOSS) ON ORDINARY ACTIVITIES AFTER                               127.3           (396.3)              78.7
TAXATION
Minority interests                                                        (4.9)            (4.5)              (8.4)
                                                                         -----            -----              -----

Profit/(loss) attributable to shareholders                               122.4           (400.8)              70.3
Dividends paid and proposed                               7              (49.5)           (16.0)             (31.9)
                                                                         -----            -----              -----

TRANSFER TO/(FROM) RESERVES                              21               72.9           (416.8)              38.4
                                                                         =====            =====              =====

Earnings/(loss) per share                                 8              22.9p           (75.4)p              13.3p
Earnings per share pre asbestos-related costs             8              20.4p             14.8p              22.7p
Dividends per share                                       7               9.2p              3.0p               6.0p


Where applicable, figures for the year ended 31 December 1996 and 31 December 1995 have been restated to disclose separately the results of business discontinued during 1997. In addition, the 1996 and 1995 figures have been restated to show the share of interest payable and similar charges of associated companies below operating profit.

           See accompanying notes to consolidated financial statements

CONSOLIDATED BALANCE SHEETS AS AT 31 DECEMBER

                                                                  BEFORE      1997 ASBESTOS         TOTAL         TOTAL
                                                                ASBESTOS                             1997          1996
                                                           RELATED ITEMS      RELATED ITEMS
                                                               (POUND                (POUND        (POUND        (POUND
                                                              STERLING)M         STERLING)M    STERLING)M    STERLING)M
FIXED ASSETS
Tangible assets                                      11          676.4               -             676.4            697.2
Investments                                          12           83.6               -              83.6             59.5
                                                               -------          ------           -------          -------
                                                                 760.0               -             760.0            756.7
                                                               -------          ------           -------          -------

CURRENT ASSETS
Stocks                                               13          221.9               -             221.9            247.6
Debtors falling due within one year                  14          318.8               -             318.8            350.8
Debtors falling due after more than one year         14           73.5               -              73.5             66.1
Investments                                          15            8.0               -               8.0              5.6
Cash at bank and in hand                             18          115.8            78.2             194.0            131.5
                                                               -------          ------           -------          -------

                                                                 738.0            78.2             816.2            801.6
                                                               -------          ------           -------          -------

CREDITORS: due within one year
Borrowings                                           18          103.7               -             103.7             77.2
Other creditors                                      16          403.4            19.6             423.0            472.5
                                                               -------          ------           -------          -------

                                                                 507.1            19.6             526.7            549.7
                                                               -------          ------           -------          -------

NET CURRENT ASSETS                                               230.9            58.6             289.5            251.9
                                                               -------          ------           -------          -------

Total assets less current liabilities                            990.9            58.6           1,049.5          1,008.6
Creditors: due after more one year
Borrowings                                           18          285.4               -             285.4            260.2
Other creditors                                      17           12.0               -              12.0             15.9
                                                               -------          ------           -------          -------

                                                                 297.4               -             297.4            276.1
                                                               -------          ------           -------          -------

Provisions for liabilities and charges               19          147.1           388.2             535.3            589.5
                                                               -------          ------           -------          -------

NET ASSETS                                                       546.4          (329.6)            216.8            143.0
                                                               =======          ======           =======          =======

           See accompanying notes to consolidated financial statements

                                                                                              TOTAL          TOTAL
                                                                                               1997           1996
                                                                                              (POUND        (POUND
                                                                                          STERLING)M    STERLING)M
CAPITAL AND RESERVES
Called up share capital                              20                                       219.5         532.2
Share premium account                                21                                         2.7           0.2
Shares to be issued                                                                             0.7             -
Special reserve                                                                                63.2             -
Revaluation reserve                                  21                                        14.2          21.6
Associated undertakings' reserve                     21                                       (2.1)           5.0
Goodwill write off reserve                           21                                     (182.9)       (181.1)
Profit and loss account                              21                                        76.1       (259.6)

Equity shareholders' funds                                                                    191.4         118.3
Minority equity interests                                                                      25.4          24.7
                                                                                            -------       -------
                                                                                              216.8         143.0
                                                                                            =======       =======


These financial statements were approved by the board of directors and were signed on its behalf by Sir Colin Hope (Chairman) and David Harding (Finance Director) on 17 February 1998.







           See accompanying notes to consolidated financial statements

CONSOLIDATED CASH FLOW STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER

                                                     Note         BEFORE
                                                                 ASBESTOS         ASBESTOS
                                                                  RELATED          RELATED         1997
                                                                   FLOWS            FLOWS         TOTAL
                                                                  (POUND          (POUND         (POUND
                                                                  STERLING)M     STERLING)M     STERLING)M
CASH INFLOW FROM OPERATING ACTIVITIES
Before asbestos related payments                    22(a)           260.8                -       260.8
Asbestos related payments                           22(a)
  IBNR                                                                  -            (12.7)      (12.7)
  Other claims                                                          -            (44.7)      (44.7)
  Insurance                                                             -            (92.0)      (92.0)
                                                                  -------         --------     -------
Net cash inflow from operating activities           22(a)           260.8           (149.4)      111.4
Dividends from associates                                             6.5                -         6.5
Returns on investments and servicing of finance     22(b)          ( 27.6)             2.7      ( 24.9)
Taxation                                            22(c)          ( 20.1)               -       (20.1)
Capital expenditure and financial investment        22(d)          (101.9)               -      (101.9)
                                                                  -------         --------     -------

                                                                    117.7           (146.7)      (29.0)
Acquisitions and disposals                          22(e)            43.1                -        43.1
Equity dividends paid                                               (17.6)               -       (17.6)
                                                                  -------         --------     -------

                                                                    143.2           (146.7)       (3.5)
                                                                  -------         --------     -------

Management of liquid resources                      22(f)           (76.5)               -       (76.5)
Financing                                           22(g)            34.0                -        34.0
                                                                  -------         --------     -------

INCREASE/(DECREASE) IN CASH                                         100.7           (146.7)      (46.0)
                                                                  =======         ========     =======


RECONCILIATION OF ASBESTOS RELATED FLOWS TO
  ASBESTOS FUND
Cash outflows (as above)                                                            (146.7)
Cash transferred to asbestos fund                                                     88.2
Non IBNR payments                                                                    136.7
                                                                                  --------
Asbestos fund at year end                                                             78.2
                                                                                  ========

                                                     Note        BEFORE
                                                               ASBESTOS        ASBESTOS
                                                                RELATED         RELATED           1996             1995
                                                                  FLOWS           FLOWS           TOTAL            TOTAL
                                                                 (POUND          (POUND          (POUND           (POUND
                                                             STERLING)M      STERLING)M      STERLING)M        STERLING)M
CASH INFLOW FROM OPERATING ACTIVITIES
Before asbestos related payments                    22(a)         280.5             -            280.5            298.6
Asbestos related payments                           22(a)
  IBNR                                                                -          (1.2)            (1.2)               -
  Other claims                                                        -         (63.6)           (63.6)           (55.7)
  Insurance                                                           -             -                -                -
                                                                -------        ------         --------          -------
Net cash inflow from operating activities           22(a)         280.5         (64.8)           215.7            242.9
Dividends from associates                                           6.8             -              6.8              1.6
Returns on investments and servicing of finance     22(b)        ( 31.4)            -            (31.4)           (37.4)
Taxation                                            22(c)         (28.9)            -            (28.9)           (13.3)
Capital expenditure and financial investment        22(d)        (125.5)            -           (125.5)          (155.6)
                                                                -------        ------         --------          -------

                                                                  101.5         (64.8)            36.7             38.2
Acquisitions and disposals                          22(e)          59.3             -             59.3              5.8
Equity dividends paid                                             (31.9)            -            (31.9)           (33.0)
                                                                -------        ------         --------          -------

                                                                  128.9         (64.8)            64.1             11.0
                                                                -------        ------         --------          -------

Management of liquid resources                      22(f)          (6.2)            -             (6.2)             6.7
Financing                                           22(g)         (27.1)            -            (27.1)            (0.4)
                                                                -------        ------         --------          -------

INCREASE/(DECREASE) IN CASH                                        95.6         (64.8)            30.8             17.3
                                                                =======        ======         ========          =======


RECONCILIATION OF ASBESTOS RELATED FLOWS TO
  ASBESTOS FUND
Cash outflows (as above)                                                        (64.8)                            (55.7)
Cash transferred to asbestos fund                                                 1.2                                 -
Non IBNR payments                                                                63.6                              55.7
                                                                               ------                            ------
Asbestos fund at year end                                                           -                                 -
                                                                               ======                            ======


           See accompanying notes to consolidated financial statements

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT              1997            1996            1995
                                                                    (POUND          (POUND          (POUND
                                                                   STERLING)M      STERLING)M      STERLING)M
(Decrease)/increase in cash in the year                              (46.0)           30.8           17.3
Cash (inflow) / outflow from movement in debt      22(g)
  and lease financing                                                (22.8)           30.1            3.2
Cash outflow/ (inflow) from movement in
liquid resources                                                      76.5             6.2           (6.7)
Loans acquired with businesses                                        (4.8)              -           (7.4)
                                                                    ------          ------         ------
Change in net debt resulting from cash flows                           2.9            67.1            6.4
Deduction of costs of raising finance paid
  from net debt                                                        1.6               -              -
Amortisation of costs of raising finance                              (0.2)              -              -
Exchange difference                                                    8.9            42.6          (14.9)
                                                                    ------          ------         ------

Reduction / (increase) in net debt                                    13.2           109.7           (8.5)
Net debt at start of year                                           (200.3)         (310.0)        (301.5)
                                                                    ------          ------         ------

Net debt at end of year                                             (187.1)         (200.3)        (310.0)
                                                                    ======          ======         ======



           See accompanying notes to consolidated financial statements

STATEMENTS OF TOTAL RECOGNISED GAINS AND LOSSES
FOR THE YEARS ENDED 31 DECEMBER

                                                                     1997             1996            1995
                                                                    (POUND          (POUND          (POUND
                                                                   STERLING)M      STERLING)M      STERLING)M
PROFIT/(LOSS) ATTRIBUTABLE TO SHAREHOLDERS                           122.4            (400.8)         70.3
Other recognised gains and losses
Unrealised loss on revaluation of fixed assets       21               (1.7)                -           1.6
Currency translation differences on foreign          21
currency          net investments                                    (17.4)            (23.1)         (1.6)
Other recognised losses                                                  -              (0.6)         (1.4)
                                                                     -----           -------       -------
Total recognised gains and losses relating to the year               103.3            (424.5)         68.9
                                                                     =====           =======        ======
HISTORICAL COST PROFITS/(LOSSES)
Reported profit/(loss) on ordinary activities
before   taxation                                                    190.1            (388.3)        120.1
Realisation of revaluation surpluses                                   4.8               5.6           6.6
Difference between the historical depreciation
charge and the actual depreciation charge                              0.5               0.6           0.7
                                                                     -----           -------       -------

Historical cost profit/(loss) on ordinary
activities before taxation                                           195.4            (382.1)        127.4
                                                                     -----           -------       -------

Historical cost profit/(loss) for the year
after taxation, minority interests and dividends                      78.2            (410.6)         45.7
                                                                     =====           =======       =======



RECONCILIATIONS OF MOVEMENTS IN SHAREHOLDERS' FUNDS
FOR THE YEARS ENDED 31 DECEMBER

                                                                     1997             1996            1995
                                                                    (POUND          (POUND          (POUND
                                                                   STERLING)M      STERLING)M      STERLING)M
Profit/(loss) attributable to shareholders                           122.4            (400.8)          70.3
Dividends                                                            (49.5)            (16.0)         (31.9)
                                                                     -----           -------        -------

Transfer to/(from) to reserves                                        72.9            (416.8)          38.4
Other recognised gains and losses (as above)                         (19.1)            (23.7)          (1.4)
New share capital subscribed                                           9.2               1.2            2.2
Scrip dividends                                                       15.4                 -              -
Shares to be issued under Executive Share
  Option Schemes                                                       0.7                 -              -
Goodwill                                             21               (6.0)              9.4           (4.4)
                                                                     -----           -------        -------

Net change                                                            73.1            (429.9)          34.8
Shareholders' funds at start of year                                 118.3             548.2          513.4
                                                                     -----           -------        -------

Shareholders' funds at end of year                                   191.4             118.3          548.2
                                                                     =====           =======        =======


           See accompanying notes to consolidated financial statements

NOTES
(forming part of the financial statements)

1 ACCOUNTING POLICIES

The Group follows applicable UK Accounting Standards and Practice. The consolidated financial statements are prepared under the historical cost convention, as modified by the revaluation of certain fixed assets.

During 1997 the accounting policy for Executive share options has been amended as set out below, in accordance with UITF Abstract 17, Employee Share Schemes.


BASIS OF CONSOLIDATION

The consolidated financial statements comprise the audited accounts of the Company and its subsidiary undertakings, together with the Group's share of the profits and losses and of the reserves of its associated undertakings. The accounts of subsidiaries are drawn up to the same date as those of the Company. Results of subsidiaries acquired or sold during the year are included from, or up to, their respective dates of acquisition or disposal.

ASSOCIATED UNDERTAKINGS

Associated undertakings are companies, other than subsidiaries, in which the Group has a long-term and substantial investment and over which significant influence is exercised, normally through board representation. Associated undertakings are accounted for on the equity basis, that is, the Group's share of operating profit and items reported below operating profit are included in the profit and loss account. Its interest in their net assets, other than goodwill, is included in investments in the Group balance sheet.

DEFERRED TAX

Deferred tax is attributable to timing differences between results as computed for tax purposes and as stated in the accounts. These differences arise from, for example, different rates at which allowances are granted for capital expenditure for tax purposes and at which depreciation is charged in the accounts. Provision for deferred tax, including that relating to post retirement benefits, is made only to the extent that it is probable that an actual liability or asset will crystallise.


DEPRECIATION

Depreciation is provided on cost or the revalued amount, as applicable, to write fixed assets down to their estimated residual values on a straight line basis as follows:

-  Freehold buildings, 2.5% per annum;

- Leasehold buildings are assumed to have a life equal to the period of the lease, but with a maximum of 40 years;

-  Plant and machinery, at rates ranging from 7% to 33% per annum.


FOREIGN CURRENCIES

Overseas companies' results and cash flows are translated into sterling at average exchange rates and their balance sheets at year end exchange rates. An adjustment to local currency results is made to reflect current price levels, where appropriate, before translation into sterling. Exchange differences arising from the translation of the opening balance sheets and results of overseas companies are dealt with through reserves. Exchange differences on transactions in foreign currencies are included in the profit and loss account.

GRANTS

Grants related to expenditure on tangible fixed assets are credited to profit over a period approximating to the lives of qualifying assets. Grants receivable to date, less the amounts so far credited to profit, are included in creditors.

INTANGIBLES

Goodwill, being the excess of the fair value of purchase consideration over the fair value attributed to the net assets acquired, is charged to reserves. On disposal of businesses, any goodwill previously eliminated on acquisition is included in determining the profit or loss on disposal. Other intangibles are written off when acquired.

LEASING

Finance leases of significant items of plant and machinery are capitalised and depreciated in accordance with the Group's depreciation policy. The capital element of future lease payments is included under borrowings. Interest, calculated on the reducing balance method, is included within net financing charges. Operating lease rentals are charged to the profit and loss account on a straight line basis over the life of the lease.


PENSIONS AND OTHER POST-RETIREMENT BENEFITS

The cost of providing pensions and other post-employment benefits is charged against profits on a systematic basis, with pension surpluses and deficits being amortised over the expected remaining service lives of current employees. Differences between the amounts charged in the profit and loss account and payments made to the plans are treated as assets or liabilities in the consolidated balance sheet. The unfunded post-employment medical benefit liability is included in provisions in the consolidated balance sheet.

RESEARCH AND DEVELOPMENT

Research and development revenue expenditure, including all expenditure on patents and trademarks, is written off when incurred.

SHARE OPTIONS

For options which are expected to be exercised under the Executive share option schemes, the difference between the market value on the date of granting options and the option price is charged to the profit and loss account over the period to which the employees' performance relates. No charge is made in respect of the Save As You Earn option scheme which is open to all UK employees who satisfy the necessary length of service requirements.


STOCKS

Stocks are stated at the lower of original costs and net realisable value on a first-in-first out basis. Cost comprises material, labour and an allocation of attributable overhead expenses. Net realisable value is the price at which stock can be sold in the normal course of business after allowing for the costs of realisation.

TURNOVER

Turnover is the value of sales to third parties at net invoice value excluding value added tax or equivalent overseas sales taxes.

2         ANALYSIS OF RESULTS

The composites and camshafts grouping comprises camshafts, powder metal products, heat transfer products and industrial products and materials. Figures for the engine parts aftermarket group are reflected in the product groupings to which they relate.

                                                              1997              1996             1995
                                                             (POUND            (POUND           (POUND
                                                            STERLING)M        STERLING)M       STERLING)M
(A) TURNOVER
Market supplied

Light vehicle original equipment                              731.2              772.9             756.6
Automotive aftermarket                                        497.1              529.4             480.1
Industrial and heavy duty original equipment                  570.8              653.7             854.8
                                                            -------            -------           -------
                                                            1,799.1            1,956.0           2,091.5
                                                            =======            =======           =======

                                                              1997              1996             1995
                                                             (POUND            (POUND           (POUND
                                                            STERLING)M        STERLING)M       STERLING)M
PRODUCT GROUPINGS
Bearings                                                      329.6              333.1              342.5
Sealing Products                                              195.1              216.0              227.0
Friction Products                                             293.9              309.5              319.0
Piston Products                                               572.8              574.7              559.6
Composites and Camshafts                                      372.9              381.1              328.9
                                                            -------            -------           -------

Continuing operations                                       1,764.3            1,814.4            1,777.0
Discontinued operations                                        34.8              141.6              314.5
                                                            -------            -------           --------

                                                            1,799.1            1,956.0            2,091.5
                                                            =======            =======           ========


                                                                        1997          1996           1995
                                                 ACQUISITIONS   DISCONTINUED  DISCONTINUED   DISCONTINUED
                                                       (POUND         (POUND        (POUND         (POUND
                                                   STERLING)M     STERLING)M    STERLING)M     STERLING)M
BUSINESS ACQUIRED AND DISCONTINUED
Sealing Products                                            -           12.1          49.8           49.6
Friction Products                                           -           12.5          18.6           10.9
Piston Products                                          27.7              -             -              -
Composites and Camshafts                                  1.9           10.2          18.9          170.8
Construction Materials and Engineering                      -              -          54.3           83.2
                                                      -------        -------       -------         ------

                                                         29.6           34.8         141.6          314.5
                                                      =======        =======       =======         ======

                                                                   BY ORIGIN

                                                         1997           1996          1995
                                                       (POUND         (POUND        (POUND
                                                   STERLING)M     STERLING)M    STERLING)M
REGIONAL
UK                                                      442.1         431.5         418.6
Mainland Europe                                         640.2         724.4         720.6
North America                                           563.1         527.7         503.2
South Africa                                            101.7         111.2         115.0
Other countries                                          17.2          19.6          19.6
                                                     --------      --------      --------
Continuing operations                                 1,764.3       1,814.4       1,777.0
Discountinued operations                                 34.8         141.6         314.5
                                                     --------      --------      --------
                                                      1,799.1       1,956.0       2,091.5
                                                     ========      ========      ========


                                                            BY  Destination

                                                          1997         1996           1995
                                                        (POUND       (POUND         (POUND
                                                    STERLING)M    STERLING)M    STERLING)M
REGIONAL
UK                                                       283.3       280.4          271.8
Mainland Europe                                          715.0       785.3          791.9
North America                                            568.1       540.2          518.7
South Africa                                              93.1        93.0           99.8
Other countries                                          104.8       115.5           94.8
                                                      --------    --------       --------
Continuing operations                                  1,764.3     1,814.4        1,777.0
Discountinued operations                                  34.8       141.6          314.5
                                                      --------    --------       --------
                                                       1,799.1     1,956.0        2,091.5
                                                      ========    ========       ========

Inter-group turnover between product groupings and regions is not material.

(B) OPERATING PROFIT BEFORE ASBESTOS - RELATED                    1997              1996             1995
COSTS                                                           (POUND            (POUND           (POUND
                                                            STERLING)M        STERLING)M       STERLING)M
PRODUCT GROUPINGS
Bearings                                                        47.9              44.1               48.5
Sealing Products                                                18.8              16.1               25.1
Friction Products                                               20.4              16.0               28.2
Piston Products                                                 50.9              43.9               56.5
Composites and Camshafts                                        46.6              44.6               41.8
                                                             -------           -------            -------
                                                               184.6             164.7              200.1
                                                             -------           -------            -------

Bid costs                                                      (10.0)                -                  -
                                                             -------           -------            -------

Continuing operations                                          174.6             164.7              200.1
Discontinued operations                                          2.6              14.5               26.5
                                                             -------           -------            -------
                                                               177.2             179.2              226.6
                                                             =======           =======            =======

                                                                        1997          1996           1995
                                                 ACQUISITIONS   DISCONTINUED  DISCONTINUED   DISCONTINUED
                                                       (POUND         (POUND        (POUND         (POUND
                                                   STERLING)M     STERLING)M    STERLING)M     STERLING)M
BUSINESS ACQUIRED AND DISCONTINUED
Sealing Products                                            -            1.1           5.2            1.2
Friction Products                                           -           (0.1)          0.4            0.6
Piston Products                                           3.4              -             -              -
Composites and Camshafts                                 (0.2)           1.6           3.5            7.9
Construction Materials and Engineering                      -              -           5.4           16.8
                                                       ------         ------        ------         ------
                                                          3.2           2.6           14.5           26.5
                                                       ======         ======        ======         ======

                                                                  1997              1996             1995
                                                                (POUND            (POUND           (POUND
                                                            STERLING)M        STERLING)M       STERLING)M
REGIONAL
UK                                                              53.6               58.5               59.3
Mainland Europe                                                 62.7               46.4               73.4
North America                                                   64.0               52.7               52.3
South Africa                                                     7.0                7.6               12.9
Other countries                                                 (2.7)              (0.5)               2.2
                                                            --------            -------            -------
                                                               184.6              164.7              200.1
Bid costs                                                      (10.0)                 -                  -
                                                            --------            -------            -------
Continuing operations                                          174.6              164.7              200.1
Discounting operations                                           2.6               14.5               26.5
                                                            --------            -------            -------

                                                               177.2              179.2              226.6
                                                            ========            =======            =======

                                       30

Asbestos-related costs, finance charges, losses on disposal of discontinued operations and the movements in the provision against the Kolbenschmidt investment are not allocated by product groupings or region.

(c) Capital employed

                                                                 1997              1996
                                                           (pound sterling)   (pound sterling)
Product groupings                                                 M                  M

Bearings                                                         128.1             121.5
Scaling products                                                  67.1              65.6
Friction products                                                117.3             124.6
Piston products                                                  294.0             272.9
Composites and Camshafts                                         148.5             137.0
                                                                ------            ------
Continuing operations                                            755.0             721.6
Discontinued operations                                              -              22.9
                                                                ------            ------
                                                                 755.0             744.5
Assets held for disposal and trade investments                    37.0              14.6
Asbestos-related provisions                                     (388.2)           (440.6)
Net deferred consideration for acquisitions and disposals          0.1              24.8
                                                                ------            ------
Capital employed                                                 403.9             343.3
Net borrowings                                                  (187.1)           (200.3)
                                                                ------            ------
Net assets                                                       216.8             143.0
                                                                ======            ======

                                                                 1997              1996
                                                           (pound sterling)   (pound sterling)
                                                                  M                 M
Regional
UK                                                               251.2             230.6
Mainland Europe                                                  181.2             240.4
North America                                                    236.4             190.7
South Africa                                                      43.0              40.4
Other countries                                                   43.2              42.4
                                                                ------            ------
                                                                 755.0             744.5
                                                                ======            ======

(d) Continuing and discontinued activities

                        Continuing     Acquisitions    Discontinued   1997 Total
                          (pound        (pound         (pound          (pound
                         sterling)      sterling)       sterling)      sterling)
                            M              M               M              M
Turnover                 1,734.7         29.6            34.8          1,799.1
Cost of sales           (1,245.2)       (24.3)          (24.0)        (1,293.5)
                        --------       ------          ------        ---------

Gross profit               489.5          (53)           10.8            505.6
Selling and distribution
 costs                    (143.5)        (0.3)           (5.0)          (148.8)
Administrative expenses   (137.0)        (1.1)           (2.6)          (140.7)
Research and development   (50.7)        (0.7)           (0.7)           (52.1)
Share of profits of
 associated undertakings    13.1            -             0.1             13.2
                        --------       ------          ------        ---------

Operating profit before
 asbestos-related costs    171.4          3.2             2.6            177.2

Asbestos-related costs         -            -               -                -
                        --------       ------          ------        ---------

Operating profit           171.4          3.2             2.6            177.2
                        ========       ======          ======        =========
                         Continuing     Discontinued    1996 Total
                         (pound         (pound          (pound
                         sterling)      sterling)       sterling)
                            M              M               M
Turnover                 1,814.4        141.6           1,956.0
Cost of sales           (1,317.2)      (101.1)         (1,418.3)
                        --------       ------          --------

Gross profits              497.2        (40.5)            517.7
Selling and distribution
 costs                    (155.2)       (13.2)           (168.6)
Administrative expenses   (137.4)       (11.3)           (148.7)
Research and development   (51.5)        (1.5)            (53.0)
Share of profits of
 associated undertakings    11.6          0.2              11.8
                        --------       ------          --------
Operating profit before
 asbestos-related costs    164.7         14.5             179.2

Asbestos-related costs    (515.0)           -            (515.0)
                        --------       ------          --------

Operating profit          (350.3)        14.5            (335.8)
                        ========       ======          ========
                         Continuing     Discontinued    1995 Total
                         (pound         (pound          (pound
                         sterling)      sterling)       sterling)
                             M             M               M
Turnover                 1,777.0        314.5           2,091.5
Cost of sales           (1,267.8)      (240.0)         (1,507.8)
                        --------       ------          --------
Gross profit               509.2         74.5)            583.7
Selling and distribution
 costs                    (152.0)       (21.5)           (173.5)
Administrative expenses   (120.5)       (23.5)           (144.0)
Research and development   (49.2)        (3.0)            (52.2)
Share of profits of
 associated undertakings    11.8            -              11.8
                        --------       ------          --------

Operating profit before
 asbestos-related costs    199.3         26.5             225.8

Asbestos-related costs     (51.3)           -             (51.3)
                        --------       ------          --------

Operating profit           148.0         26.5             174.5
                        ========       ======          ========


1996 and 1995 amounts have been restated to reflect businesses disposed of in 1997.

ANALYSIS OF RESULTS (continued)

(e) Costs of continuing operations charged in arriving at operating profit before asbestos-related costs include 17.5 pound sterling millions (1996 15.3 pound sterling millions, 1995 11.3 pound sterling million) in respect of redundancy and rationalisation. 4.5 pound sterling millions of these costs (1996
8.1 pound sterling milions) have been charged as administrative costs and the majority of the remainder as cost of sales.


(f) Profit before finance charges is stated after charging



                                                                           1997           1996           1995
                                                                         (pound        (pound          (pound
                                                                         sterling)     sterling)       sterling)
                                                                            M              M               M



Auditors and its associates' remuneration
-    as Group auditors (including T&N plc 0.4 pound sterling
     millions (1996 0.6 pound sterling millions 1995 pound 0.6m))          (1.3)          (1.8)          (1.8)
     fees for other services (includes T&N plc 0.9 pound sterling millions (1996  0.9 pound sterling millions 1995 0.4 pound
     sterling million))                                                    (1.9)          (1.4)          (0.9)
Depreciation of tangible fixed assets
  -  owned assets                                                         (94.2)         (97.3)        (100.3)
  -  finance leased assets                                                 (0.7)          (1.0)          (1.3)
Operating lease rentals
  -  on plant and machinery                                                (9.1)          (8.7)          (7.8)
  -  on land and buildings                                                 (6.3)          (7.4)          (7.0)


                                                                                                                 1997
                                                                                                           (pound sterling)
3  SALE OF DISCONTINUED OPERATIONS                                                                                 M

The profit for the year on disposal of discontinued operations comprises
Provisions against amounts receivable on disposal of the Construction Materials business in Zimbabwe             (7.5)
Profit on disposal in the year                                                                                   22.0
                                                                                                                 ----
Net profit                                                                                                       14.5
                                                                                                                 ====

BUSINESS DISPOSED                                                                                           EFFECTIVE DATE
Flexitallic                                                                                                  10 April 1997
Ferodo Caemarfon                                                                                                3 May 1997
Kafue Fisheries                                                                                               26 June 1997
Tenmal                                                                                                       4 August 1997
Ferodo US Heavy Parts                                                                                      9 December 1997


Details of assets disposed are set out below:

                                                   Flexitallic         Tenmat           Others            T&N             Total
                                                                                                        S Africa
Net assets at date of disposal                  (pound sterling) (pound sterling) (pound sterling) (pound sterling) (pound sterling)
                                                        M                  M               M               M                 M
Fixed assets                                           10.7              6.5              5.7               -              22.9
Investments                                             0.5                -                -               -               0.5
Stocks                                                  4.7              1.8              2.9               -               9.4
Debtors                                                 7.8              2.9              3.0               -              13.7
Creditors and provisions                               (5.1)            (2.3)            (1.1)              -              (8.5)
Net cash                                                  -              0.4                -               -               0.4
Goodwill on acquisition of businesses                   1.6              2.4                -               -               4.0
Minority interest sold                                    -                -                -             0.4               0.4
                                                       ----             ----             ----             ---              ----
Assets disposed                                        20.2             11.7             10.5             0.4              42.8
Profit/(loss)                                          20.8              5.0             (3.8)              -              22.0
                                                       ----             ----             ----             ---              ----
Cash consideration realised                            41.0             16.7              6.7             0.4              64.8
                                                       ====             ====             ====             ===              ====

Cash arising during the year from the disposal
 of operations
Net cash proceeds                                                                                                          64.8
Prior year disposals                                                                                                        9.6
Deferred payments                                                                                                           1.7
Net cash disposed                                                                                                          (0.4)
                                                                                                                           ----
Cash flow                                                                                                                  75.7
                                                                                                                           ====
Operating profit in 1997 to date of disposal            1.1              1.6             (0.1)              -               2.6
                                                       ====             ====             ====             ===              ====

During the year the Group's shareholdings in T&N Holdings Ltd in South Africa was reduced from 52.4% to 50.8% by selling shares which were taken up as scrip dividends.

4 OPTION OVER SHARES IN KOLBENSCHMIDT AG ("KS")

In December 1996 option arrangements with Commerzbank AG over 6,727,260 shares in KS expired. Commerzbank AG subsequently sold the shares subject to the arrangement and under the terms of the agreement, the Company received part of the proceeds. The gain of pound sterling 13.2 million has been recognised as a profit.

At 31 December 1996 the Company held options to acquire 6,727,260 shares in KS, representing 24.99% of the issued share capital of KS. The option price is DM 17 per share and the consideration payable on exercise of the options would be DM 114.4 pound sterling millions (38.7 pound sterling millions). On 28 May 1997 the Company announced that it had entered into option arrangements to sell 6,727,260 shares in KS at a price of DM 30 per share. The revenue receivable on exercise of these options would be DM 201.8 pound sterling millions (68.2 pound sterling millions). The costs of these options, which are exercisable in December 1999, was 6.1 pound sterling million. An offer has been received to purchase both of the above rights for 10.7 pound sterling million per share resulting in a release of provisions totalling 19.2 pound sterling million.



                                        1997           1996           1995
                                      (pound         (pound         (pound
                                     sterling)      sterling)      sterling)
                                         M              M              M


Received from Commerzbank AG
  on sale of shares                 13.2               --              --
Release/(creation) of provision
  made in prior years               19.2               --           (12.0)
Transfer of options to
  Metallbank GmbH                     --             (8.5)             --
Payable on lapse of options with
  Commerzbank AG                      --            (10.0)             --
Other holding costs                   --             (4.9)           (7.5)
                                    ----            -----           -----
                                    32.4            (23.4)          (19.5)
                                    ====            =====           =====



5 NET INTEREST PAYABLE AND SIMILAR CHARGES



                                        1997           1996           1995
                                      (pound         (pound         (pound
                                     sterling)      sterling)      sterling)
                                         M              M              M


Interest payable on bank loans,
  overdrafts and other loans
- repayable within five years,
     not by instalments              (28.4)         (26.2)         (31.5)
- repayble within five years,
     by instalments                   (4.0)          (4.4)          (4.6)
- repayable wholly or partly in
     more than five years             (4.1)          (1.5)          (3.4)
Interest on finance leases
     repayable within five years      (0.3)          (0.4)          (0.3)
Amortisation of discounted
     asbestos provisions              (2.5)            --             --
                                     -----          -----          -----
                                     (39.3)         (32.5)         (39.8)
                                     =====          =====          =====
Interest receivable
On asbestos fund                       2.7             --             --
Other interest receivable              8.2            5.7            4.0
                                     -----          -----          -----
                                      10.9            5.7            4.0
                                     =====          =====          =====
Net interest payable and
     similar charges                 (28.4)         (26.8)         (35.8)
                                     =====          =====          =====

6    Taxation


                                        1997           1996           1995
                                      (pound         (pound         (pound
                                    sterling)      sterling)      sterling)
                                        M              M              M


UK corporation tax at 31.5%
  (1996 33% 1995 33%)                  (13.1)         (15.2)         (13.9)
Relief for overseas taxation             7.8            8.6            8.8
Advance corporation tax written
  (off)/back                            (3.2)           0.7           (3.9)
Deferred tax                            (0.5)           9.0           (4.4)
Adjustments in respect of prior
  years                                 (2.7)            --            0.4
                                       -----          -----          -----

Total UK                               (11.7)           3.1          (13.0)
Overseas                               (30.6)         (21.5)         (23.3)
Overseas deferred tax                  (15.3)          16.2           (0.8)
Associated undertakings                 (5.0)          (7.0)          (5.6)
Adjustments in respect of prior years   (0.2)           1.2            1.3
                                       -----          -----          -----

                                       (62.8)          (8.0)         (41.4)
                                       =====          =====          =====


The overseas tax charge has been reduced by pound sterling 10.9 million (1996 pound sterling 5.0 million, 1995 pound sterling 6.0 million) by utilising losses brought forward.



The tax (charge)/credit arise
  as follows
On the disposal of operations           (5.1)          (1.8)          (2.4)
On provision for loss/loss on
  disposal of properties                  --           (0.1)            --
On (release of provision)/provision
  against fixed asset investments      (11.9)           0.6            5.5
On asbestos-related costs               13.1           35.5            1.6
On other profits                       (58.9)         (42.2)         (46.1)
                                       -----          -----          -----

                                       (62.8)          (8.0)         (41.4)
                                       =====          =====          =====


The tax credit taken in these accounts in respect of asbestos is calculated by reference to the payments made rather than the charge in the accounts and has been reduced by the related movements in the deferred tax debtor. No tax relief is available on the goodwill of pound sterling 4.0 million (1996: pound sterling 9.7 million) charged in arriving at the profit on disposal of operations of pound sterling 14.5 million (1996: pound sterling 0.4 million).

The group's tax charge differs from the "expected" tax charge that would result from applying the UK rate of 31.5% (1996 and 1995; 33%) to profit before tax as follows:


                                                            1997               1996              1995
                                                           (pound             (pound            (pound
                                                            sterling)          sterling)         sterling)
                                                                M                  M                 M

Tax actually (charged)                                      (62.8)               (8.0)            (41.4)
Less: "Expected" tax charge at 31.5% (1996: 33%)             59.9              (128.0)             39.6
                                                            -----              ------             -----
                                                             (2.9)             (136.0)             (1.8)
                                                            =====              ======             =====
Reconciliation
Differences from UK tax rate                                (12.2)                2.6              (6.0)
Prior year differences                                       (2.7)                 --                --
UK tax on inter-company dividends                           (14.3)                 --                --
Bid costs not deductible for tax                             (3.1)                 --                --
Other items not deductible for tax (permanent differences)   (6.6)               (3.5)             (3.6)
Timing differences on asbestos provisions not provided for   39.1              (132.7)             11.0
Timing differences not provided for other                     2.2                (0.3)              8.4
Impact of ACT                                                (3.2)                0.7              (4.0)
Others                                                       (2.1)               (2.8)             (7.6)
                                                            -----              ------             -----
                                                             (2.9)             (136.0)             (1.8)
                                                            =====              ======             =====

The UK tax charge for 1997 has increased by pound 2.2 million due to the reduction in the rate of UK corporation tax as from 1 April 1997 from 33% to 31% the reduced rate means there is a smaller deferred tax asset carried forward.

7  DIVIDENDS


                                             1997           1997           1996           1996           1995           1995
                                             pence         (pound          pence         (pound          pence         (pound
                                             per            sterling)      per            sterling)      per            sterling)
                                             share              M          share              M          share              M
First interim paid on 11 July 1997           3.0            (16.0)          --               --          3.0            (15.9)
Second interim paid on 14 November 1997      3.2            (17.0)         3.0            (16.0)          --               --
Third interim paid 30 January 1998           3.0            (16.5)          --               --           --               --
Final proposed                                --               --           --               --          3.0            (16.0)
                                             ---            -----          ---            -----          ---            -----
                                             9.2            (49.5)         3.0            (16.0)         6.0            (31.9)
                                             ===            =====          ===            =====          ===            =====

Because of the exceptional asbestos-related charge during 1996, the Company did not have sufficient distributable reserves to declare a final dividend for 1996. A first interim dividend of 3.0 pence per share was paid to shareholders on the register on 2 May 1997 in lieu of the final 1996 dividend with the result that shareholders received dividends totalling 6.0 pence per share in respect of 1996. A third interim dividend of 3.0 pence per share was declared on 16 October 1997 and paid on 30 January 1998. No final dividend for 1997 is proposed. Together with the second interim dividend of 3.2 pence per share, shareholders have received dividends totalling 6.2 pence per share in respect of 1997.

Dividends with a value of pound 15.4 million were taken up as scrip dividends. This comprises pound sterling 0.6 million in respect of the first interim dividend and pound 14.8 million in respect of the second interim dividend.

8  EARNINGS/(LOSS) PER SHARE

                                        1997         1997        1996       1996        1995        1995
                                      pence per    (pound      pence per   (pound     pence per    (pound
                                       share       sterling)    share      sterling)   share      sterling)
                                                      M                       M                       M
Earnings/(loss):
Net basis                               22.9        122.4       (75.4)      (400.8)     13.3        70.3
Nil basis                               24.4        130.9       (75.6)      (401.5)     14.0        74.2
Pre asbestos-related cost basis         20.4        109.3        14.8         78.7      22.7        22.7

Average number of shares in issue
  weighted on a time basis                         534.5m                   531.6m                530.2m

In addition to earnings per share on a net basis as required by SSAP 3, the earnings per share are also shown after adjustment for asbestos-related costs. The adjustment made is to add back asbestos-related costs of pound sterling nil (1996 pound sterling 515.0 million, 1995 pound sterling 51.3 million) and associated tax credits of pound sterling 13.1 million (1996 pound sterling 35.5 million, 1995 pound sterling 1.6 million). In the opinion of the directors, this allows shareholders to gain a clearer understanding of the performance of the Group. There is no material differences between the earnings per share figures noted above and those calculated on a fully diluted basis.

Earnings per share calculated on a nil basis has been adjusted for Advance Corporate Tax payable for the year of pound sterling 8.5 million (1996 write back of pound sterling 0.7 million, 1995 charge of pound sterling 3.9 million).

9  EMPLOYEES

                                   1997           1996           1995
                                Average        Average        Average
                                numbers        numbers        numbers
UK                              8.637          10.036         11.613
Mainland Europe                 9.388           9.765         10.228
North America                   7.398           7.172          7.115
South America                   3.767           4.379          4.221
Zimbabwe                            -           2.069          8.785
Other countries                   444             472            695
                               ------          ------         ------
                               29.634          33.893         42.657
                               ======          ======         ======

At the year end the total number of employees was 28,904 (1996 30,473).

Employment costs                                1997      1996      1995
                                              (pound    (pound    (pound
                                            sterling) sterling) sterling)
                                                M        M         M
Wages and salaries                          543.0     601.1     635.8
Social security costs                        81.4      96.0      96.0
Other pension costs (note 10)                11.3      12.9      12.4
Other post-employment benefits (note 10)      3.0       3.0       2.6
Redundancy payments                          14.6      13.9       6.5
                                            -----     -----     -----
                                            653.3     726.9     753.3
                                            =====     =====     =====

10 POST-EMPLOYMENT BENEFITS

The Company and most of its subsidiaries operate both defined benefit and defined contribution pension schemes. With the exception of the schemes in Germany, the assets of the principal schemes are held in separate trustee-administered funds. The most significant schemes are in the UK, Germany, and the US. The element of the total pension cost relating to overseas schemes has been determined in accordance with local best practice and regulations and, where applicable, on the advice of consultant actuaries.

The major pension costs are:

                                   1997         1996          1995
                                 (pound        (pound        (pound
                                 sterling)     sterling)     sterling)
                                    M             M             M
UK (credit)                      (6.4)         (5.7)         (4.9)
United States                     5.9           5.9           5.9
Germany                           5.7           6.0           4.4
France                            2.3           3.3           3.5
Others                            3.8           3.4           3.5
                                 ----          ----          ----
Total                            11.3          12.9          12.4
                                 ====          ====          ====


The UK scheme is the largest, covering the majority of UK employees. The pension cost is assessed in accordance with the advice of independent qualified actuaries in order to secure final salary-related benefits. The most recent actuarial review, using the projected unit method, was carried out on 31 March 1996 and, as a result of this review, a number of scheme improvements were made. At 31 March 1996 the market value of the assets of the UK scheme was 963 pound sterling millions (1993 747 pound sterling millions) and the actuarial value of these assets represented 121% (1993 129%) of the benefits that had accrued to members, after allowing for increases in earnings and scheme improvements.

The assumptions made which have the most significant effect on the results of this valuation are those relating to the differentials between the rates of return on investments and the rates of increase in salaries and pensions. It was assumed that the investment return would be 2% (1993 2%) per annum higher than the rate of annual salary increases, and 5% (1993 5%) per annum higher than the rate at which present and future pensions would increase.

The surplus in the UK scheme is being amortised over 13 years, the average remaining service lives of employees. The credit arising from the amortisation of this surplus more than offsets ongoing pension costs. The resultant SSAP 24 credit, including interest, was 6.6 pound sterling millions (1996 5.7 pound sterling millions, 1995 4.9 pound sterling millions).

From January 1995 until 31 March 1996 the Group made payments to the UK scheme at a rate of 4% of pensionable earnings. Since 1 April 1996 no payments have been necessary because of the surplus in the scheme.

During the year the prepayment in respect of pensions for the UK scheme increased by 6.6 pound sterling millions to 51.6 pound sterling millions at the end of 1997. This amount is included in debtors (note 14).

In the US, the Group operates a number of defined benefits schemes and defined contribution schemes. These schemes undergo an actuarial analysis annually.

In Germany, the Group operates a number of defined benefit pension schemes. These undergo an actuarial valuation annually. Provisions for the liabilities amounted to 70.0 pound sterling millions at the end of 1997 (1996 76.9 pound sterling millions, 1995 89.1 pound sterling millions).

In addition, other post-employment benefits in the US are fully provided for in accordance with UK accounting standards. Provisions amounted to 32.3 pound sterling millions the end of 1997 (1996 31.1 pound sterling millions, 1995
34.3 pound sterling millions) in respect of these benefits. The cost of post-employment medical benefits in the US was 2.8 pound sterling millions (1996 2.8 pound sterling millions, 1995 2.9 pound sterling millions).

There are no other significant post-employment benefits.

11 TANGIBLE FIXED ASSETS

                               Land & buildings         Plant & machinery        Total
                              (pound sterling)         (pound sterling)     (pound sterling)
                                     M                        M                    M
COST OR VALUATION

At 1 January 1997                  230.8                    1,017.8             1,248.6
Currency translation                (8.6)                     (31.8)              (40.4)
Acquisition of business              3.5                       14.4                17.6
Capital expenditure                 10.8                       94.6               105.4
Transfers between Group
 companies and reclassifications     2.2                       (2.2)                 --
Disposal of operations              (9.8)                     (36.9)              (46.7)
Other disposals                     (4.4)                     (22.9)              (27.3)
Valuation adjustment                (1.7)                        --                (1.7)
                                   -----                    -------             -------
At 31 December 1997                222.8                    1,032.6             1,255.4
                                   =====                    =======             =======

Comprising:

Cost                               145.2                      937.5             1,082.7
Valuation in
     1989                           48.0                       11.0                59.0
     Other years                    29.6                       84.1               113.7
                                   -----                    -------             -------
                                   222.8                    1,032.6             1,255.4
                                   =====                    =======             =======

Revaluations are carried out on an existing use basis. The valuation adjustment of 1.7 pound sterling millions relates to one property. The value of this property has been estimated by the directors.



Depreciation                  Land & buildings         Plant & machinery        Total
                               pound sterling           pound sterling       pound sterling
                                  millions                 millions             millions
At 1 January 1997                    30.9                   520.5               551.4
Currency translation                 (1.2)                  (18.5)              (19.7)
Transfers between Group companies
 and reclassifications                0.5                    (0.5)                 --
Disposal of operations               (1.8)                  (22.0)              (23.8)
Other disposals                      (2.4)                  (20.9)              (23.5)
Charge for the year                   7.4                    87.5                94.9
                                    -----                  ------              ------
At 31 December 1997                  33.4                   545.6               579.0
                                    =====                  ======              ======

Net book value

At 31 December 1997                 189.4                   487.0               676.4
                                    =====                  ======              ======
At 31 December 1996                 199.9                   497.3               697.2
                                    =====                  ======              ======

Included in the cost of fixed assets at 31 December 1997 are buildings in the course of construction of 0.5 pound sterling millions (1996 2.8 pound sterling millions) and plant and machinery in the course of construction of 29.0 pound sterling millions. (1996 25.9 pound sterling millions).


NET BOOK VALUE OF LAND AND BUILDINGS                                         1997               1996
                                                                      (POUND STERLING)M    (POUND STERLING)M

Freehold land - not depreciated                                             44.9               49.5
Freehold buildings                                                         142.4              148.3
Long leasehold (over 50 years unexpired)                                     0.2                0.2
Short leasehold                                                              1.9                1.9
                                                                           -----              -----
                                                                           189.4              199.9
                                                                           =====              =====


CAPITALISED LEASES INCLUDED IN PLANT AND MACHINERY                          1997               1996
                                                                      (POUND STERLING)M    (POUND STERLING)M

Cost                                                                        24.1               28.4
Depreciation                                                              (20.9)             (23.8)
                                                                           -----              -----
Net book value                                                               3.2                4.6
                                                                           =====              =====



HISTORICAL COST OF TANGIBLE FIXED ASSETS                             LAND &             PLANT &
                                                                  BUILDINGS           MACHINERY            TOTAL
                                                              (POUND STERLING)M   (POUND STERLING)M   (POUND STERLING)M

Cost (or ascribed value)                                           196.7            1,031.7            1,228.4
Depreciation                                                       (32.1)            (544.9)            (577.0)
                                                                 -------            -------            -------
Net historical cost value at 31 December 1997                      164.6              486.8              651.4
                                                                 =======            =======            =======
Net historical cost value at 31 December 1996                      161.6              497.1              658.7
                                                                 =======            =======            =======

   12 FIXED ASSET INVESTMENTS



                                                     ASSOCIATED          OTHER             OTHER
                                                   UNDERTAKINGS         SHARES          INVESTMENTS                  TOTAL
                                              (POUND STERLING)M   (POUND STERLING)M   (POUND STERLING)M       (POUND STERLING)M
   COST OF VALUATION

   At 1 January 1997                                 51.7                7.9                  37.6                  97.2
   Currency translation                             (4.7)              (0.2)                 (3.8)                 (8.7)
   Additions                                          5.3                0.2                   6.1                  11.6
   Acquisitions of operations                           -                0.6                     -                   0.6
   Disposals and repayments                         (0.7)                  -                (12.8)                (13.5)
   Share of retained losses                         (0.8)                  -                     -                 (0.8)
                                                   ------             ------                ------                ------
   At 31 December 1997                               50.8                8.5                  27.1                  86.4
                                                   ======             ======                ======                ======
   PROVISIONS

   At 1 January 1996                                    -              (0.1)                (37.6)                (37.7)
   Currency translation                                 -                  -                   2.8                   2.8
   Disposals                                            -                  -                  12.8                  12.8
   Release of provision                                 -                0.1                  19.2                  19.3
                                                   ------             ------                ------                ------
   At 31 December 1997                                  -                  -                 (2.8)                 (2.8)
                                                   ======             ======                ======                ======

   NET BOOK VALUE
   At 31 December 1997                               50.8                8.5                  24.3                  83.6
                                                   ======             ======                ======                ======
   At 31 December 1996                               51.7                7.8                     -                  59.5
                                                   ======             ======                ======                ======


Listed investments included above in associated undertakings at net book value are (pound sterling)7.7m (1996 (pound sterling)7.5m) - market value (pound sterling)4.7m (1996 (pound sterling)5.7m). At 31 December 1997, Group associated undertakings investments included loans receivable of (pound sterling)5.1m (1996 (pound sterling)1.8m).

13 STOCKS

                                                                                 1997               1996
                                                                          (POUND STERLING)M   (POUND STERLING)M
Raw materials and consumables                                                    45.5               41.9
Work in progress                                                                 39.3               45.7
Finished goods                                                                  137.1              160.0
                                                                                -----              -----
                                                                                221.9              247.6
                                                                                =====              =====

14        DEBTORS


                                                                                 1997               1996
                                                                        (POUND STERLING)M      (POUND STERLING)M
DEBTORS FALLING DUE WITHIN ONE YEAR

Trade                                                                           264.4              260.2
Amounts owed by associated undertakings                                           3.9                1.4
Amounts owed in respect of disposals of operations                                7.8               24.8
Assets held for disposal                                                          4.2                6.8
Overseas taxation recoverable                                                     2.8                6.1
Deferred tax recoverable (note 25)                                                1.8               13.9
Prepayments and accrued income                                                    9.8               13.9
Other                                                                            24.1               23.7
                                                                                -----              -----
                                                                                318.8              350.8
                                                                                =====              =====
DEBTORS FALLING DUE AFTER MORE THAN ONE YEAR

Amounts owed in respect of disposal of operations                                 0.6                3.4
Prepaid pension costs (note 10)                                                  51.6               45.0
Deferred tax recoverable (note 25)                                               19.3               16.5
Overseas taxation recoverable                                                     0.4                0.2
Other debtors                                                                     1.6                1.0
                                                                                -----              -----
                                                                                 73.5               66.1
                                                                                =====              =====
TOTAL DEBTORS                                                                   392.3              416.9
                                                                                =====              =====

15        CURRENT ASSET INVESTMENT


                                                                                                  1997                 1996
                                                                                          (POUND STERLING)M   (POUND STERLING)M

Listed investments - market value(pound sterling)8.1m (1996(pound sterling)5.1m)                  7.7                5.1
Other investments - market value(pound sterling)0.4m (1996(pound sterling)0.6m)                   0.3                0.5
                                                                                                -----              -----
                                                                                                  8.0                5.6
                                                                                                =====              =====

16        CREDITORS - DUE WITHIN ONE YEAR

                                                                                                1997               1996
                                                                                          (POUND STERLING)M   (POUND STERLING)M
Trade                                                                                           165.3              168.9
Amounts owed to associated undertakings                                                           2.7                2.1
Amounts owed in respect of acquisitions                                                           2.8                  -
Payroll and other taxes, including social security                                               48.4               54.1
Taxation          - United Kingdom corporation tax                                                8.7                5.9
         - Overseas taxation                                                                     30.1               13.6
Accruals and deferred income                                                                     88.4               69.4
Grants not yet credited to profit                                                                 1.3                1.7
Proposed dividend (note 7)                                                                       16.5                  -
Asbestos-related insurance premium                                                                  -               92.0
Other                                                                                            58.8               64.8
                                                                                                -----              -----
                                                                                                423.0              472.5
                                                                                                =====              =====

17        CREDITORS - DUE AFTER MORE THAN ONE YEAR


                                                                                                1997               1996
                                                                                          (POUND STERLING)M   (POUND STERLING)M

Amounts owed in respect of acquisitions                                                           5.5                3.4
Accruals and deferred income                                                                        -                1.3
Grants not yet credited to profit                                                                 3.8                4.4
Other                                                                                             2.7                6.8
                                                                                                -----              -----
                                                                                                 12.0               15.9
                                                                                                =====              =====

18        NET BORROWINGS

                                                                                1997                 1996
                                                                        (POUND STERLING)M     (POUND STERLING)M
BORROWINGS

Repayable after more than five years
         - instalments                                                            7.3                7.7
         - otherwise                                                            153.7                0.7
Two to five years
         - Instalments                                                           16.9               23.0
         - Otherwise                                                            100.3              186.0
One to two years
         - Instalments                                                            5.8                8.7
         - Otherwise                                                              1.4               34.1
                                                                              -------            -------
Total due after more than one year                                              285.4              260.2
Total due within one year                                                       103.7               77.2
                                                                              -------            -------
Total borrowings                                                                389.1              337.4
Cash at bank and in hand and current asset investments                        (202.0)            (137.1)
                                                                              -------            -------
Net borrowings                                                                  187.1              200.3
                                                                              =======            =======
 ANALYSIS OF TOTAL BORROWINGS

Finance leases                                                                    3.9                5.3
Bank overdrafts and loans secured on assets of the Group                         27.5               37.4
Unsecured bank overdrafts and loans                                             357.7              294.7
                                                                              -------            -------
                                                                                389.1              337.4
                                                                              =======            =======
ANALYSIS OF BORROWINGS BY CURRENCY

Sterling                                                                        (28.6)             (33.9)
Other European currencies                                                        78.0              130.3
United States Dollar                                                            119.0               80.4
South African Rand                                                                8.1                9.3
Other currencies                                                                 10.6               14.2
                                                                              -------            -------
                                                                                187.1              200.3
                                                                              =======            =======

The majority of the Group's borrowings are at variable rates between 35 and 50 basis points above the applicable base rate for the currency. Interest rate swaps have been entered into in a mix of currencies whereby the interest charge on total debt of (pound sterling)154.2m has been swapped from variable to fixed rates for periods of between two and five years. Included in cash and current asset investments, at 31 December 1997, amounts totalling (pound sterling)23.7m (1996 (pound sterling)22.8m) are held by the Group's insurance company of which (pound sterling)18.0m (1996 (pound sterling)17.6m) is required to meet insurance regulatory requirements and which, as a result, is not readily available for the general purposes of the Group.

19 PROVISIONS FOR LIABILITIES AND CHARGES

                                                          POST-
                                      DEFERRED          EMPLOYMENT          ASBESTOS           OTHER
                                      TAXATION           BENEFITS           RELATED          PROVISIONS               TOTAL
                                 (POUND STERLING)M   (POUND STERLING)M   (POUND STERLING)M  (POUND STERLING)M    (POUND STERLING)M

At 1 January 1997                               -            142.1               440.6             6.8               589.5
Reclassified from creditors                     -                -                90.7               -                90.7
Reclassified from debtors                       -                -                (0.3)              -                (0.3)
Acquisition of operations                       -              0.6                   -             0.4                 1.0
Currency translation                         (0.2)            (9.1)                4.1            (0.2)               (5.4)
Charge for the year                           5.9             13.9                   -             0.6                20.4
Amortisation of discount                        -                -                 2.5               -                 2.5
Payments                                        -            (11.5)             (149.4)           (2.2)             (163.1)
                                          -------          -------             -------         -------             -------
At 31 December 1997                           5.7            136.0               388.2             5.4               535.3
                                          =======          =======             =======         =======             =======

Other provisions include leaving benefits payable to employees in certain acquired companies and costs of environmental cleaning.


20 CALLED UP SHARE CAPITAL

                                                                                   ISSUED AND        ISSUED AND
                                            AUTHORISED         AUTHORISED          FULLY PAID        FULLY PAID
                                           NO. OF SHARES    (POUND STERLING)M    NO. OF SHARES    (POUND STERLING)M
ORDINARY SHARES
At 1 January 1997                           725,000,000           725.0           532,203,165          532.2
Options exercised to 30 January 1997                  -               -               113,269            0.1
                                           ------------        --------         -------------       --------
At 30 January 1997                          725,000,000           725.0           532,316,434          532.3
Capital reduction                                     -          (435.0)                    -         (319.4)
                                           ------------        --------         -------------       --------
After capital reduction                     725,000,000           290.0           532,316,434          212.9
Options issued to 31 December 1997                    -               -             6,275,782            2.6
Issued as scrip dividends                             -               -            10,111,955            4.0
                                           ------------        --------         -------------       --------
At 31 December 1997                         725,000,000           290.0           548,704,171          219.5
                                           ============        ========         =============       =========



A capital reduction was approved by the Court on 29 January 1997 and took effect on 30 January 1997. In accordance with the terms of the capital reduction, the nominal value of authorised and issued shares was reduced from (pound sterling)1.00 to 40p.


SHARE OPTION SCHEMES                                           EXECUTIVE    SAVINGS-RELATED              TOTAL
                                                           NO. OF SHARES      NO. OF SHARES      NO. OF SHARES

At 1 January 1997                                             12,332,229         12,537,575         24,869,804
Granted                                                        2,965,000          4,100,923          7,065,923
Exercised                                                    (4,001,750)        (2,387,301)        (6,389,051)
Lapsed                                                         (628,255)        (2,234,510)        (2,862,765)
                                                             -----------        -----------        -----------
At 31 December 1997                                           10,667,224         12,016,687         22,683,911
                                                             ===========        ===========        ===========

SHARE OPTION SCHEMES                                           EXECUTIVE    SAVINGS-RELATED              TOTAL

Number of holders                                                    236              3,976              4,212

Latest dates exercisable range between                         1998/2007          1998/2003

Exercisable at the following price per share

101.7p                                                                 -            599,843            599,843
111.4p                                                           873,136                  -            873,136
119.7p-147.8p                                                    812,777          6,459,850          7,272,627
151.6p-172.1p                                                  6,294,224          4,420,819         10,715,043
182.8p-199.8p                                                    271,162            536,175            807,337
201.6p-226.2p                                                  2,415,925                  -          2,415,925
                                                             -----------        -----------        -----------
                                                              10,667,224         12,016,687         22,683,911
                                                             ===========        ===========        ===========


                                                                                       ORDINARY SHARES
                                                                                31 DECEMBER        31 DECEMBER
   The interests in the Company, of those who were directors at 31                     1997               1996
     December 1997, were as follows:

   Sir Colin Hope                                                                    107,774          105,562
   R G Beeston                                                                        10,000                -
   R H Boissier                                                                        2,595            2,488
   D A Harding                                                                         5,104            5,000
   Sir Terence Harrison                                                               10,000            5,000
   Professor F R Hartley                                                               3,131            3,001
   P S Lewis                                                                           1,000            1,000
   A C McWilliam                                                                       2,375            2,326
   I F R Much                                                                         34,952           34,168
   T A Welsh                                                                          19,445            5,914
   Sir Geoffrey Whalen                                                                 4,856            4,654
                                                                                     -------          -------
                                                                                     201,232          169,113
                                                                                     =======          =======


There have been no changes in the interests of directors between 31 December 1997 and 17 February 1998. No director has any beneficial interest in shares of any subsidiary.

21        RESERVES


                                                                                                                    ASSOCIATED
                                     SHARE            SHARES TO              SPECIAL                  REVAL-           UNDER-
                                    PREMIUM           BE ISSUED              RESERVE                  UATION           TAKINGS
                                    ACCOUNT                                                         RESERVES          RESERVES
                               --------------------------------------------------------------------------------------------------
                               (POUND STERLING)M    (POUND STERLING)M   (POUND STERLING)M   (POUND STERLING)M   (POUND STERLING)M

   AT 1 JANUARY 1995                      -                  -                  -                    34.3                 7.8
   Currency translation on                -                  -                  -                     0.1               (1.0)
     overseas assets
   Currency translation on net            -                  -                  -                       -                   -
     debt
   Transfer to profit & loss              -                  -                  -                       -                 6.1
   Realisation of revaluation             -                  -                  -                     1.6                   -
     surplus
   Premium on share issues              0.5                  -                  -                   (6.6)                   -
   Goodwill arising on                    -                  -                  -                       -                   -
     acquisitions
   Goodwill arising on formation          -                  -                  -                       -                   -
     of Turkish joint venture
   Goodwill on disposals                  -                  -                  -                       -                   -
   Scrip issues of shares             (0.5)                  -                  -                   (0.1)                   -
   Other movements                        -                  -                  -                       -                   -
                                      -----              -----              -----                   -----               -----
   AT 31 DECEMBER 1995                    -                  -                  -                    29.3                12.9

   Currency translation on                -                  -                  -                   (1.7)               (5.9)
     overseas assets
   Currency translation on net            -                  -                  -                       -                   -
     debt
   Transfer to profit & loss              -                  -                  -                       -               (2.7)
   Realisation of revaluation             -                  -                  -                   (5.6)                   -
     surplus
   Premium on share issues              0.2                  -                  -                       -                   -
   Goodwill arising on                    -                  -                  -                       -                   -
     acquisitions
   Goodwill on disposals                  -                  -                  -                       -                   -
   Other movements                        -                  -                  -                   (0.4)                 0.7
                                      -----              -----              -----                   -----               -----

   AT 31 DECEMBER 1996                  0.2                  -                  -                    21.6                 5.0

   Transfer to special reserve            -                  -            (262.5)                       -                   -
   Transfer capital reduction to          -                  -       3       19.4                       -                   -
     special reserve
   Currency translation on                -                  -                  -                   (0.4)               (4.9)
     overseas assets
   Currency translation on net            -                  -                  -                       -                   -
     debt
   Transfer to profit and loss            -                  -                  -                       -               (0.8)
   Realisation of revaluation             -                  -                5.2                   (5.3)                   -
     surplus
   Revaluations                           -                  -                  -                   (1.7)                   -
   Premium on share issues              6.5                  -                  -                       -                   -
   Scrip dividend (Note 7)            (4.0)                  -                  -                       -                   -
   Goodwill arising on                    -                  -                  -                       -                   -
     acquisitions
   Goodwill on disposals                  -                  -                1.1                       -                   -
   Realisation of reserves on             -                  -                  -                       -               (0.3)
     disposal
   Executive share options                -                0.7                  -                       -                   -
   Other movements                        -                  -                  -                       -               (1.1)
                                      -----              -----              -----                   -----               -----

   AT 31 DECEMBER 1997                  2.7                0.7               63.2                    14.2               (2.1)
                                      =====              =====              =====                   =====               =====




                                                   GOODWILL            PROFIT &
                                                   WRITE OFF             LOSS
                                                   RESERVE              ACCOUNT
                                              --------------------------------------
                                              (POUND STERLING)M    (POUND STERLING)M

   AT 1 JANUARY 1995                              (186.1)               127.9
   Currency translation on                              -                14.4
     overseas assets
   Currency translation on net                          -              (15.1)
     debt
   Transfer to profit & loss                            -                32.3
   Realisation of revaluation                           -                   -
     surplus
   Premium on share issues                              -                 6.6
   Goodwill arising on                              (7.5)                   -
     acquisitions
   Goodwill arising on formation                    (3.5)                   -
     of Turkish joint venture
   Goodwill on disposals                              6.6                   -
   Scrip issues of shares                               -                 0.6
   Other movements                                      -               (1.4)

                                                  -------            --------
   AT 31 DECEMBER 1995                            (190.5)               165.3
   Currency translation on                              -              (58.1)
     overseas assets
   Currency translation on net                          -                42.6
     debt
   Transfer to profit & loss                            -             (414.1)
   Realisation of revaluation                           -                 5.6
     surplus
   Premium on share issues                              -                   -
   Goodwill arising on                              (0.3)                   -
     acquisitions
   Goodwill on disposals                              9.7                   -
   Other movements                                      -               (0.9)
                                                  -------            --------
   AT 31 DECEMBER 1996                            (181.1)             (259.6)

   Transfer to special reserve                        5.3               257.2
   Transfer capital reduction to                        -                   -
     special reserve
   Currency translation on                              -              (21.0)
     overseas assets
   Currency translation on net                          -                 8.9
     debt
   Transfer to profit and loss                          -                73.7
   Realisation of revaluation                           -                 0.1
     surplus
   Revaluations                                         -                   -
   Premium on share issues                              -                   -
   Scrip dividend (Note 7)                              -                15.4
   Goodwill arising on                             (10.0)                   -
     acquisitions
   Goodwill on disposals                              2.9                   -
   Realisation of reserves on                           -                 0.3
     disposal
   Executive share options                              -                   -
   Other movements                                      -                 1.1
                                                  -------            --------

   AT 31 DECEMBER 1997                            (182.9)                76.1
                                                 ========            ========

A capital reduction, which was approved by the Court on 29 January 1997, took effect on 30 January 1997 and, in accordance with the Court Order, was applied to eliminating the deficit on the Company's profit and loss account (including goodwill previously written off). The accounting entries recorded in the accounting records of the Company in accordance with the terms approved by the Court were as follows:

(i) The nominal value of each share in issue at 30 January 1997 was reduced from (pound sterling)1.00 to 40p. As a consequence, the nominal value of shares in issue at 30 January 1997 (1996 (pound sterling)532.2m, 1995 (pound sterling)531.2m) was reduced by (pound sterling)319.4m to (pound sterling)212.9m. The reduction of (pound sterling)319.4m was credited to the special reserve.

(ii) The balance of(pound sterling)5.3m on the goodwill reserve of the Company at 31 December 1996 was transferred to the special reserve.

(iii) The balance of (pound sterling)257.2m on the profit and loss account reserve of the Company at 31 December 1996 was transferred to the special reserve. The special reserve is not distributable except in certain limited circumstances. Any goodwill or revaluation reserves in existence at 1 January 1997 must be credited to the special reserve when they are realised.

Cumulative goodwill written off to Group reserves at 31 December 1997 totals (pound sterling)254.3m (1996 (pound sterling)248.3m, 1995 (pound sterling) 257.7m), comprising (pound sterling)182.9m (1996 (pound sterling)181.1m, 1995 (pound sterling)190.5m) shown above, (pound sterling)67.2m (1996 (pound sterling)67.2m, 1995 (pound sterling)67.2m) written off to a merger reserve in earlier years and (pound sterling)4.2m transferred to the special reserve in 1997.

Retained earnings of overseas subsidiaries and associated undertakings would be liable to tax if remitted as dividends to the United Kingdom. No provision has been made for this liability as there are no plans to remit such earnings.

22  NOTES TO THE CASH FLOW STATEMENT



(A) RECOGNITION OF OPERATING PROFIT TO NET CASH
  INFLOW FROM OPERATING ACTIVITIES


                                                                   1997                   1996                1995
                                                           (POUND STERLING)M       (POUND STERLING)M   (POUND STERLING)M
Operating profit/(loss)                                           177.2                 (335.8)              175.3
Share of profit of associated undertakings                        (13.2)                 (11.8)              (12.6)
Depreciation                                                       93.5                   98.3               101.6
Loss on sale of tangible fixed assets                               0.8                    2.5                 2.3
Decrease/(increase) in stocks                                      12.8                   22.2               (15.8)
(Increase)/decrease in debtors                                    (25.4)                   1.0                (1.7)
Increase/(decrease) in creditors                                   13.7                   (2.0)               21.4
Increase/(decrease) in provisions                                   1.6                   (7.9)              (19.1)
Other non cash movements                                           (0.2)                  (1.0)               (4.1)
Charge for asbestos-related costs                                     -                  515.0                51.3
                                                                -------               --------             -------
Cash inflow from operating activities before                      260.8                  280.5               298.6
  asbestos-related payments
Asbestos-related payments                                        (149.4)                 (64.8)              (55.7)
                                                                -------               --------             -------
Cash inflow from operating activities after                       111.4                  215.7               242.9
  asbestos-related payments                                     =======               ========             =======


(B) RETURNS ON INVESTMENT AND SERVICING OF FINANCE                  1997                   1996               1995
                                                               (POUND STERLING)M     (POUND STERLING)M    (POUND STERLING)M
Interest received                                                   11.0                    5.2                3.8
Interest paid                                                      (35.1)                 (35.4)             (40.1)
Dividends paid to minorities                                        (0.8)                  (1.2)              (1.1)
                                                                 -------                -------             ------
                                                                   (24.9)                 (31.4)             (37.4)
                                                                 =======                =======             ======


(C) TAXATION                                                        1997                   1996               1995
                                                              (POUND STERLING)M    (POUND STERLING)M   (POUND STERLING)M
UK tax paid                                                         (8.5)                  (9.3)              (5.0)
Overseas tax paid                                                  (11.6)                 (19.6)              (3.3)
                                                                  ------                 ------              -----
                                                                   (20.1)                 (28.9)              (8.3)
                                                                  ======                 ======              =====

(D) CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT                    1997                 1996                1995
                                                             (POUND STERLING)M    (POUND STERLING)M   (POUND STERLING)M
Purchase of tangible fixed assets
                                                                  (103.9)              (114.3)             (151.8)
Grants received                                                      0.2                    -                 0.2
Disposal of tangible fixed assets                                    3.3                  2.3                 2.0
Additions to trade and other investments (primarily                (14.7)               (13.6)               (6.0)
  Kolbenschmidt)
Disposal of trade investments (Kolbenschmidt)                       13.2                  0.1                   -
                                                                --------             --------             -------
                                                                  (101.9)              (125.5)             (155.6)
                                                                ========             ========             =======


(E) ACQUISITIONS AND DISPOSALS                                      1997                 1996               1995
                                                               (POUND STERLING)M   (POUND STERLING)M  (POUND STERLING)M
Acquisitions (note 23)
                                                                  (27.3)                 (8.5)              (58.7)
Sale of discontinued operations (note 3)                           75.7                  74.8                69.3
Additions to associated undertakings                               (5.3)                 (7.0)               (1.1)
Impact of Turkish joint venture                                                                              (3.7)
                                                                 ------                ------              ------
                                                                   43.1                  59.3                 5.8
                                                                 ======                ======              ======


(F) MANAGEMENT OF LIQUID RESOURCES                                 1997                 1996               1995
                                                               (POUND STERLING)M   (POUND STERLING)M  (POUND STERLING)M
(Additions)/reduction  to current asset investments
                                                                   (2.4)                (4.4)                5.4
(Increase)/reduction  in short term investments                   (74.1)                (1.8)                1.3
                                                                 ------                -----                ----
                                                                  (76.5)                (6.2)                6.7
                                                                 ======                =====                ====


(G) FINANCING                                                       1997                 1996               1995
                                                              (POUND STERLING)M    (POUND STERLING)M   (POUND STERLING)M
New loans
                                                                   139.4                176.7               60.4
Repayment of loans                                                (116.6)              (206.8)             (63.6)
                                                                 -------              -------             ------
Cash inflow/(outflow) from decrease in debt and                     22.8                (30.1)              (3.2)
  lease financing
Issue of ordinary share capital                                      9.1                  1.2                1.6
Capital input by minorities                                          2.1                  1.8                1.2
                                                                 -------              -------             ------
                                                                    34.0                (27.1)              (0.4)
                                                                 =======              =======             ======



(H) ACQUIRED AND DISCONTINUED OPERATIONS

In 1997, acquired and discontinued operations had no significant impact on any of the cash flow categories, other than as disclosed in acquisitions and disposals (Note 22(e)) above.

23        ACQUISITIONS

On 27 February 1997 the group acquired Michigan Stamping Corporation, which manufactures heat shields and is based in Michigan, USA. On 16 June 1997 The group acquired Metal Leve Inc, a manufacturer of articulated pistons also based in Michigan, USA. This Company was subsequently renamed AE Goetze Carolina Inc.

In addition, on various dates during the year, the Group acquired the following minority interests:

                                                                              % OWNERSHIP AT   % OWNERSHIP AT
                                                                               START OF YEAR      END OF YEAR
   Ferodo a.s                                                                            55%             100%
   Ferodo India Pvt Ltd                                                                  76%             100%
   AE Goetze Argentina SA                                                                94%             100%
   Nanchang Payen Company Limited                                                        70%              80%


Details of the acquisitions, including the fair value adjustments made to the assets and liabilities acquired, are set out below. Substantially all the assets and goodwill acquired relate to Metal Leve Inc. Substantially all the minority interest acquired relate to Ferodo a.s.


                                     BOOK VALUE           ACCOUNTING
                                          AT              POLICY                OTHER             FAIR
                                    ACQUISITION           ALIGNMENT          ADJUSTMENTS          VALUE
                                 (POUND STERLING)M   (POUND STERLING)M   (POUND STERLING)M    (POUND STERLING)M
Tangible fixed assets                       15.6                  -              2.3               17.9
Investments                                  0.6                  -                -                0.6
Stocks                                       3.4                0.3                -                3.7
Debtors                                      8.6                  -            (0.5)                8.1
Creditors                                  (8.9)                  -                -              (8.9)
Provisions                                 (1.5)              (0.4)              1.0              (0.9)
Cash                                         4.2                  -                -                4.2
Loans                                      (4.8)                  -                -              (4.8)
Minority interests                             -                  -                -                  -
                                           -----              -----            -----              -----
Assets acquired                             17.2              (0.1)              2.8               19.9
Goodwill                                                                                           10.3
                                                                                                  -----
Cash consideration                                                                                 30.2
                                                                                                  =====


                                          MINORITY
                                          INTERESTS         TOTAL
                                    (POUND STERLING)M   (POUND STERLING)M
Tangible fixed assets                      -                  17.9
Investments                                -                   0.6
Stocks                                     -                   3.7
Debtors                                    -                   8.1
Creditors                                  -                 (8.9)
Provisions                                 -                 (0.9)
Cash                                       -                   4.2
Loans                                      -                 (4.8)
Minority interests                       5.1                   5.1
                                       -----                 -----
Assets acquired                          5.1                  25.0
Goodwill                               (0.3)                  10.0
                                       -----                 -----
Cash consideration                       4.8                  35.0
                                       =====                 =====


All accounting policy alignments and other adjustments relate to Metal Leve Inc. The accounting policy alignments comprise the recording as stocks of (pound sterling)0.3m of consumable stores previously written off and a provision of (pound sterling)0.4m in respect of environmental work required at the date of acquisition. Other adjustments comprise the revaluation of fixed assets ((pound sterling)2.3m) and the elimination of deferred tax debtors ((pound sterling)0.5m) and creditors ((pound sterling)1.0m).

In its last statutory year, ended 31 December 1996, Metal Leve Inc earned profits after taxation of(pound sterling)1.4m; in the period from 1 January 1997 to 15 June 1997 it earned profits after taxation of(pound sterling)1.6m.


   CASH PAID FOR ACQUISITIONS                                      (POUND STERLING)M
   Cash consideration                                                   35.0
   Consideration deferred                                               (4.0)
   Prior year deferred consideration paid                                0.5
   Less cash acquired                                                   (4.2)
                                                                      ------
   CASH OUTFLOW ON ACQUISITIONS                                         27.3
                                                                      ======

24 ANALYSIS OF MOVEMENT IN NET DEBT



                                        AT 1                                  OTHER NON
                                      JANUARY               CASH                CASH                    DEBT
                                       1997                 FLOW               MOVEMENTS              ACQUIRED
                                  (POUND STERLING)M    (POUND STERLING)M    (POUND STERLING)M     (POUND STERLING)M
   Cash at bank and in hand            110.4                (3.2)                    -                       -
   Overdrafts                         (24.0)               (42.8)                    -                       -
                                    --------             --------             --------                --------
                                        86.4               (46.0)                    -                       -
                                    --------             --------             --------                --------

   Debt due within one year           (51.7)                 12.4                    -                   (1.5)
   Debt due after one year           (256.4)               (36.4)                  1.4                   (3.2)
   Finance leases                      (5.3)                  1.2                    -                   (0.1)
                                    --------             --------             --------                --------


                                     (313.4)               (22.8)                  1.4                   (4.8)
                                    --------             --------             --------                --------

   Short term deposits                  21.1                 74.1                    -                       -
   Current asset investments             5.6                  2.4                    -                       -
                                    --------             --------             --------                --------

                                        26.7                 76.5                    -                       -
                                    --------             --------             --------                --------

   NET BORROWINGS                    (200.3)                  7.7                  1.4                   (4.8)
                                    ========             ========             ========                ========


                             EXCHANGE MOVEMENT ON
                                                                                AT 31
                                   OPENING              MOVEMENT              DECEMBER
                                   BALANCES              IN YEAR                1997
                              (POUND STERLING)M     (POUND STERLING)M     (POUND STERLING)M
Cash at bank and in hand             (5.0)                  (2.3)                   99.9
Overdrafts                             1.4                    0.3                 (65.1)
                                    ------                 ------                -------
Debt due within one year             (3.6)                  (2.0)                   34.8
                                    ------                 ------                -------
                                       3.9                  (0.6)                 (37.5)
                                      10.5                    1.5                (282.6)
                                       0.3                      -                  (3.9)
                                    ------                 ------                -------
                                      14.7                    0.9                (324.0)
                                    ------                 ------                -------
                                     (0.2)                  (0.9)                   94.1
                                         -                      -                    8.0
                                    ------                 ------                -------
                                     (0.2)                  (0.9)                  102.1
                                    ------                 ------                -------
                                      10.9                  (2.0)                (187.1)
                                    ======                 ======                =======


Included within the closing balance of short ter m deposits is (pound sterling) 78.2m in the asbestos fund.

25  DEFERRED TAXATION

                                                                                      1997             1996
                                                                               (POUND STERLING)M  (POUND STERLING)M
   ASSET/(LIABILITY) RECOGNISED
   Asbestos-related costs                                                               21.1             27.4
   Losses and other timing differences                                                  (5.7)             3.0
                                                                                      ------           ------
                                                                                        15.4             30.4
                                                                                      ======           ======


No provision has been made for tax which would become payable on the amount by which assets have been revalued because there is no current intention to dispose of these assets.

Provision for deferred taxation is only made to the extent that it is probable that an actual liability or asset will crystallise, as noted below.


                                                                                      1997               1996
                                                                              (POUND STERLING)M    (POUND STERLING)M
   DEFERRED TAX ASSETS:
   Advance corporation tax                                                              61.9             56.5
   Operating losses                                                                     36.6             41.6
   Capital losses                                                                       24.8             30.8
   Asbestos provision                                                                  129.7            179.1
   Other                                                                                40.9             78.3
                                                                                    --------         --------
                                                                                       293.9            386.3
   Less: Deferred tax not recognised under UK GAAP                                    (272.8)          (355.9)
                                                                                    --------         --------

   Deferred tax asset recognised under UK GAAP                                          21.1             30.4
                                                                                    ========         ========

                                                                                     1997               1996
                                                                              (POUND STERLING)M  (POUND STERLING)M
   DEFERRED TAX LIABILITY:
   Accelerated capital allowances                                                     (64.5)           (60.8)
   Other                                                                              (26.8)           (25.3)
                                                                                   ---------         --------
                                                                                      (91.3)           (86.1)
   Less:  Deferred tax not recognized  under UK GAAP                                  (85.6)           (86.1)
                                                                                   ---------         --------

   Deferred tax liability provided under UK GAAP                                       (5.7)               -
                                                                                   =========         ========

   NET DEFERRED TAX ASSET RECOGNIZED UNDER UK GAAP                                     15.4             30.4
                                                                                   =========         ========


A deferred tax asset is carried in respect of the provision for asbestos claims settlements in the UK and US (and at 1996 additionally in respect of the insurance premium against asbestos liabilities). The amount recognised is the forecast tax relief to be obtained for asbestos claims settlements over the next three years.

The analysis of the deferred tax liability provided under UK GAAP between current and non-current amounts is as follows:


                                                                                       1997               1996
                                                                               (POUND STERLING)M    (POUND STERLING)M
   CURRENT:
   UK                                                                                      -                -
   US                                                                                    1.8             10.8
   Germany                                                                                 -              3.1
                                                                                   ---------         --------

                                                                                         1.8             13.9
                                                                                   =========         ========
   NON-CURRENT:
   UK                                                                                    9.9             10.3
   US                                                                                    9.4              6.2
   Germany                                                                              (5.7)               -
                                                                                   ---------

                                                                                        13.6             16.5
                                                                                   =========         ========

   TOTAL ASSET                                                                          15.4             30.4
                                                                                   =========         ========


No deferred tax liability has been recognised for temporary differences related to investments in foreign subsidiaries and associates. Remittance of retained earnings of overseas subsidiaries and associates as dividends would be liable to tax in the UK. However, it is likely that no net tax liability would arise, since credit would be available for foreign taxes suffered on those earnings, and surplus ACT, of (pound sterling)61.9 million at 31 December 1997 ((pound sterling)56.5 million at 31 December 1996) that has not been recognised for deferred tax, would be available to offset the liability. The temporary difference could also become taxable if capital of the foreign companies were repaid to their UK parent company. However, the taxable gain would be reduced by the base cost of the shares and an inflation allowance. Additionally, capital losses, with a value of (pound sterling)24.8 million at 31 December 1997 ((pound sterling)30.8 million at 31 December 1996) that have not been recognised for deferred tax, would be available to offset the net taxable gain.

The value of tax losses (excluding capital losses) carried forward and their expiry dates are as follows:



                                                                          (POUND STERLING)M
1998                                                                               4.4
1999                                                                               4.1
2000                                                                               3.2
2001                                                                               1.0
After 2001                                                                        23.8
                                                                               -------
                                                                                  36.5
                                                                               =======


26 RELATED PARTY TRANSACTIONS

The T&N Group is related to all its associated undertakings because it exerts significant influence over them. During the year various transaction have occurred between the T&N Group and its associates including:

- Sales of goods and equipment to associated undertakings of (pound sterling)12.1m (1996 (pound sterling)12.8m);
- purchases of goods from associated undertakings of (pound sterling)15.9m (1996 (pound sterling)15.5m);
- royalties received from associated undertakings of (pound sterling)1.9m (1996 (pound sterling)1.4m);
- dividends received from associated undertakings of (pound sterling)6.5m
  (1996 (pound sterling)6.8m);
- investments in associated undertakings as set out in Note 12.

Sales between associated undertakings totalled (pound sterling)26.1m (1996 (pound sterling)16.0m).

Trading balances with associated undertakings at 31 December 1996 and 1997 are set out in Notes 14 and 16.

Entities which the T&N Group sold and acquired during the year, details of which are set out in Notes 3 and 23, are deemed to be related parties because the T&N Group exercise control over these whilst they were part of the T&N Group. Transactions during the year which are not eliminated on consolidation totalled (pound sterling)0.3m (1996 (pound sterling)1.0m) comprising mainly the provision of utilities to disposed businesses.

All these transaction were entered into on arms length terms.

27  COMMITMENTS AND CONTINGENT LIABILITIES


                                                                                        1997             1996
                                                                                 (POUND STERLING)M  (POUND STERLING)M
   Future capital expenditure - contracts placed                                        20.0             12.6
                                                                                   =========          =======
   Operating leases - payment commitments for 1998 On leases of land and buildings expiring:
   - within one year                                                                     1.0              1.0
   - between two and five years                                                          3.3              2.1
   - in more than five years                                                             2.5              2.1
                                                                                   ---------          -------
                                                                                         6.8              5.2
                                                                                   =========          =======

   On leases of plant and machinery expiring:
   - within one year                                                                     1.2              1.4
   - between two and five years                                                          5.7              7.0
   - in more than five years                                                               -              0.1
                                                                                   ---------          -------
                                                                                         6.9              8.5
                                                                                   =========          =======


At 31 December 1997 the Company and its UK subsidiaries had contingent liabilities of (pound sterling)67.6m (1996 (pound sterling)64.3m) in connection with guarantees relating to bank borrowings of certain overseas subsidiaries. The maximum potential liability under those guarantees is (pound sterling)99.4m (1996 (pound sterling)121.4m). Contingent liabilities also exist in respect of cross-guarantees given by the Company and its UK subsidiaries to support some of the Group's UK bank borrowings.

28 ASBESTOS-RELATED LITIGATION

In the United States of America, T&N plc and two of its US subsidiaries ("the T&N Companies") are among many defendants named in numerous court actions alleging personal injury resulting from exposure to asbestos or asbestos-containing products. T&N plc is also subject to asbestos-disease litigation, to a lesser extent, in the UK. Because of the slow onset of asbestos-related diseases, the directors anticipate that similar claims will be made in the future. It is not known how many such claims may be made nor the expenditure which may arise therefrom. Provisions are, however, made in respect of both known and possible future claims, on the following bases.

Claims Notified after 30 June 1996

As announced on 27 November 1996 the Company has secured, by payment of a premium of (pound sterling)92m, a (pound sterling)500m layer of insurance cover which will be triggered should the aggregate number of claims notified after 30 June 1996, where the exposure occurred prior to that date ("IBNR claims"), exceed (pound sterling)690m.

This, together with recent claims experience and medical information, enabled the directors of the company during 1996 to estimate the cost of IBNR claims with reasonable accuracy. Accordingly, provision was made of (pound sterling)550m during the year ended 31 December 1996 for IBNR claims at 30 June 1996 (being a point between the high ((pound sterling)690m) and low ((pound sterling)429m) estimates prepared by actuaries using assumptions referred to below). The provision was made on a discounted basis, using a rate of 7%. The directors intend to set aside this provision in a separate fund, and the provision established in 1996 of (pound sterling)327m allowed a margin to enable this to be phased in accordance with the assumptions over a period of approximately 36 months. Tax relief is available on this provision when payments are made. At 31 December 1997, the provision amounted to (pound sterling)300m and the fund established for IBNR claims stood at (pound sterling)78.2m. Details of the movement in the IBNR provision are set out in Note 19.

Claims notified and outstanding at 30 June 1996

As regards claims notified and outstanding at 30 June 1996 in the UK, full provision is made in respect of such claims, based on estimates agreed with the Company's external litigation lawyers.

As regards claims notified and outstanding at 30 June 1996 in the US, provision continues to be made based on data provided by the Center for Claims Resolution
(CCR), who T&N has appointed as its exclusive representative in relation to all asbestos-related personal injury claims made against the T&N Companies in the United States. In estimating the provision, the directors have had regard principally to the industry in which the plaintiff claims exposure, the alleged disease type, the State in which the action is being brought and the share which will be applicable to the T&N Companies having regard to the agreed method of operation of the CCR. Such shares may in certain circumstances be subject to retroactive adjustment. Even where settlement has already been agreed in principle with plaintiffs' lawyers in respect of a group of cases, the actual cost of each claim to the T&N Companies may not be determined until it is finally processed and paid sometime in the future.

Contingent liability

Accordingly, although the directors believe that they have made appropriate provision for claims, because of the factors described in this note, there are contingencies in relation to the amount at which such claims will be finally settled.

Given the substantial layer of insurance cover, one contingency in relation to IBNR claims concerns claims exceeding the amount provided, but below the level of insurance cover. This amounts to (pound sterling)140m gross, and (pound sterling)58m when discounted. The directors also recognise the importance of setting up a separate fund in accordance with the assumptions used in arriving at the discounted provision. During 1997 the sum of (pound sterling)88.2m was put into such a fund.

In arriving at the IBNR provision, assumptions have been made regarding the total number of claims which it is anticipated may be received in the future, the average cost of settlement (which is sensitive to the industry in which the plaintiff claims exposure, the alleged disease type and the State in which the action is being brought), the rate of receipt of claims and the timing of settlement and the level of subrogation claims brought by insurance companies.

So far as relates to claims reported at 30 June 1996, T&N is primarily exposed to differences between the assumptions referred to above and the actual claims settlement experience as it emerges.

US property damage litigation

Following the successful jury verdict in the Chase Manhattan property damage case in December 1995, judgement was entered in the Company's favour on all counts during the year. The Chase Manhattan Bank has appealed against the decision in the Company's favour. That appeal is still pending. The Company has received legal advice that such appeal stands no realistic prospect of success. Full provision has been made in respect of the anticipated legal costs which may be incurred in relation to the Chase Manhattan case, and for the other three remaining property claims.

29 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES
   GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

The Group's accounts are prepared in conformity with generally accepted accounting principles applicable in the United Kingdom (UK GAAP), which differ in certain significant respects from those applicable in the United States (US
GAAP). These differences, together with the approximate effects of the adjustments on net profit and shareholders' funds, relate principally to the items set out below:

GOODWILL AND OTHER INTANGIBLE ASSETS

Under UK GAAP goodwill arising on acquisition is charged to reserves. Under US GAAP goodwill is capitalised and amortised by charges against income over the period, not to exceed 40 years, over which the benefit arises. For US GAAP, goodwill has been amortised by the Group over periods not exceeding 40 years.

Under UK GAAP the profit and loss on the disposal of all or part of a previously acquired business is calculated after taking account of the gross amount of any goodwill previously charged to reserves. Under US GAAP an adjustment to profit or loss on disposal is required in respect of goodwill previously amortised.

Under UK GAAP patents acquired as part of the acquisition of a company are written off to reserves as part of goodwill. US GAAP requires patents to be capitalised and amortised by charges against income over the period to expiring of the patent.

US GAAP requires direct costs, such as legal fees and filing fees, to be capitalised in respect of internally developed intangibles.

DIVIDENDS

Under UK GAAP dividends proposed after the end of an accounting period in respect of that accounting period are deducted in arriving at retained earnings for that period. Under US GAAP such dividends are not deducted until formally approved.

DEFERRED TAXATION

Under UK GAAP provision is made for deferred taxation only to the extent that it is probable that an actual liability or asset will crystallise in the foreseeable future. US GAAP requires full provision for deferred income taxes under the liability method on all temporary differences and, if required, a valuation allowance is established to reduce gross deferred taxation assets to the amount which is likely to be realised.

Deferred taxation also arises in relation to the tax effect of other US GAAP differences.

PENSION COSTS

Under UK GAAP, the cost of providing pensions and post employment benefits is charged against profits on a systematic basis, with pension surpluses and deficits being amortised over the expected remaining service lives of current employees. Under US GAAP, costs and surpluses are similarly spread over the expected remaining service lives but based on prescribed actuarial assumptions, allocation of costs and valuation methods, which differ in certain respects from those used for UK GAAP.

DERIVATIVES

Under UK GAAP only the accrued interest to the balance sheet date is carried on the consolidated balance sheet. Under US GAAP, where the swaps do not meet specific hedging criteria the swap must be carried on the consolidated balance sheet at fair value with the related gains or losses recorded in income.

ASBESTOS PROVISION

Under UK GAAP an element of asbestos provision has been discounted to reflect the long term nature of this environmental provision. Under US GAAP, such environmental provisions are not generally discounted.

IMPAIRMENT OF LONG LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

The Group, for US GAAP purposes, has adopted the provision of SFAS No. 121, Accounting for The Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognised is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

RESTRUCTURING COSTS

Under US GAAP the Group recognises a liability for restructuring costs and charges the Group's profit and loss account in the period in which the decision has been made to restructure a part of the business. Under US GAAP, certain types of restructuring costs are only recognised when further specific criteria have been met. Among these criteria is the requirement that all significant actions arising from a restructuring and integration plan and their completion dates must be identified by the balance sheet date. These criteria also apply to the recognition of integration costs considered liabilities on acquisition.

CAPITALISATION OF INTEREST

Under UK GAAP the capitalisation of interest is not required. US GAAP requires that gross interest should be capitalised on all qualifying assets during the time required to prepare them for their intended use.

SHARE OPTION SCHEMES

Under UK GAAP the Group does not recognise any compensation cost for share options granted to directors and employees. US GAAP requires compensation cost to be recorded, over the vesting period, for the excess of the market value of the underlying shares, at the date of granting of the options, over the exercise price of the options.

REVALUATION OF FIXED ASSETS

Under UK GAAP the Group has revalued certain fixed assets. This is not permitted under US GAAP.

CARRYING VALUE OF INVESTMENTS

Under UK GAAP the Group has during 1997 reversed certain provisions in respect of fixed asset investments held at the balance sheet date. Under US GAAP these provisions would not be reversed on the basis that they related to impairments which were other than temporary in nature.

DISCONTINUED OPERATIONS

UK and US GAAP have different criteria for determining discontinued operations. Under UK GAAP, certain disposals in 1996 and 1997 have been treated as discontinued operations. Under US GAAP, the only disposal in 1996 and 1997 treated as discontinued operations was the disposal of the Construction Materials business in 1996.

CURRENT ASSETS AND LIABILITIES

Under UK GAAP current assets include amounts which fall due after more than one year. Under US GAAP such assets would be reclassified as non-current assets. Also under UK GAAP provisions for liabilities and charges include amounts due within one year which would be reclassified to current liabilities under US GAAP.

ASSOCIATED UNDERTAKINGS

The Group' share of the results of associated undertakings, excluding interest and taxation, have been disclosed within the UK Group financial statements as part of operating results. The net interest in respect of associated undertakings is included, and separately disclosed, within `net interest payable and similar charges; The tax attributable to the Group's share of the results of associated undertakings is included within the Group tax charge.

Under US GAAP, the Group's share of the results of associated undertakings would be disclosed, net of interest and tax, below the operating result of the Group.

CAPITAL GRANTS

Under UK GAAP capital grants not yet released to the profit and loss account are held as deferred income within creditors due within one year and due after more than one year. Under US GAAP such capital grants are netted off against the carrying value of the fixed assets to which they relate.

CASH FLOWS

The principal difference between UK GAAP and US GAAP is in respect of classification. Under UK GAAP, the Group presents its cash flows for operating activities, returns on investments and servicing of finance, taxation, capital expenditures and financial investments, acquisition and disposals, equity dividends paid, management of liquid resources, and financing. US GAAP requires only three categories of cash flow activities which are operating, investing and financing.

Cash flows arising from taxation and returns on investments and servicing of finance under UK GAAP would, with the exception of dividends paid, be included as operating activities under US GAAP; dividend payments would be included as a financing activity under US GAAP. In addition, capital expenditures and financial investment, acquisition and disposals, and management of liquid resources under UK GAAP would be presented as investing activities under US GAAP.

UK GAAP defines cash as cash in hand and deposits repayable on demand. Short term deposits which are readily convertible into cash into known amounts of cash at, or close to, their carrying value are classified as liquid resources. US GAAP defines cash and cash equivalents as cash in hand and short term highly liquid investments with original maturities of three months or less. Cash flows in respect of short term deposits with original maturities exceeding three months are included in investing activities under US GAAP and are included in capital expenditure and financial investment under UK GAAP.

Under US GAAP, the following amounts would be reported:

                                                                                1997                  1996
                                                                   (POUND STERLING)M     (POUND STERLING)M
Net cash provided by operating activities                                      163.4                  73.7
Net cash used in investing activities                                         (70.9)               (135.1)
Net cash provided by/(used in) financing activities                           (71.9)                  56.7
Effect of changes in exchange rate                                             (4.1)                 (5.6)
                                                                               -----                 -----

Net increase/(decrease) in cash and cash equivalents                            16.5                (10.3)

Cash and cash equivalents at beginning of year                                 114.8                 131.3
                                                                               -----                 -----

Cash and cash equivalents at end of year                                       131.3                 121.0
                                                                               =====                 =====

Effect on profit/(loss) attributable to shareholders of differences between UK and US GAAP

                                                                                          1997                    1996
                                                                                   (POUND STERLING)M       (POUND STERLING)M
Profit/(loss) attributable to shareholders as reported under UK GAAP                           122.4                  (400.8)

US GAAP adjustments:
  Goodwill                                                                                      (6.8)                   (3.4)
  Amortisation of patents                                                                       (1.6)                   (1.6)
  Deferred taxation - full provision                                                           (40.8)                  101.2
  Tax effect of other US GAAP                                                                    1.8                    77.7
  reconciling items
  Pension costs                                                                                 (7.0)                  (15.1)
  Asbestos provision                                                                            (0.5)                 (227.0)
  Fixed asset revaluations                                                                       5.8                     6.2
  Carrying value of investments                                                                (19.2)                    -
  Other                                                                                          1.3                     1.3
  Minority interests                                                                            (0.5)                   (0.7)
                                                                                        ------------                --------

Net income/(loss) under US GAAP                                                                 54.9                  (462.2)
                                                                                         ===========                =========

Basic and diluted earnings per 40p (1996:(pound sterling)1) share under US GAAP
                                                                                                 .10                   (0.87)
                                                                                         ===========                =========

The after-tax net loss under US GAAP for 1996 comprises income from discontinued operations of(pound sterling)3.6 million (per share(pound sterling)0.01) and loss from continuing operations of(pound sterling)465.8 million (per share(pound sterling)0.87).

Effect on shareholders' funds of differences between UK and US GAAP


                                                                               1997               1996
                                                                         (POUND STERLING)M    (POUND STERLING)M
Shareholders' funds as reported under UK GAAP                                   191.4             118.3
US GAAP adjustments:
  Goodwill                                                                      208.0             207.0
  Amortisation of patents                                                         9.2              10.7
  Deferred taxation - full provision                                             64.5             100.8
  Tax effect of other US GAAP reconciling items                                  85.6              83.5
  Pension costs                                                                 (11.0)             (4.0)
  Asbestos provision                                                           (230.5)           (227.0)
  Fixed asset revaluations                                                      (14.2)            (21.6)
  Carrying value of investments                                                 (19.2)                -
  Other                                                                          (0.1)             (1.4)
  Minority interests                                                             (0.1)              0.4
                                                                              -------           -------
Shareholders' funds under US GAAP                                               283.6             266.7
                                                                              =======           =======

Under US GAAP the gross value of goodwill, prior to amortisation, at 31 December 1997 was (pound sterling)254.6 million (1996: (pound sterling)248.3 million).

NEW US ACCOUNTING STANDARDS AND PRONOUNCEMENTS NOT YET ADOPTED

SFAS No. 131 - Disclosure about segments of an Enterprise and Related
Information: SFAS No. 131 was issued in June 1997 and is effective for fiscal years beginning after 15 December 1997. In the initial year of application, comparative information for earlier years is to be restated. It requires that companies disclose segment data based on how management makes decisions about allocating resources to segments and measuring their performance. It also requires entity wide disclosures about the products and services and entity provides, the material countries in which it holds assets and reports revenues and its major customers.

NEW UK ACCOUNTING STANDARDS NOT YET ADOPTED

FRS 9 - Associates and Joint Ventures: In December 1997, the Accounting Standards Board in the United Kingdom issued Financial Reporting Standard No. 9 "Associates and Joint Ventures" (FRS 9). FRS 9 sets out the definitions and accounting treatments for associated companies, joint ventures and joint arrangements. It requires the Group's share of results of associated companies to be analysed between operating income, interest, exceptional items and taxation. Previously the Group's share of associated companies income before tax was included in the consolidated statement of income on a single line. FRS 9 requires the sales of joint ventures to be separately disclosed, though the underlying accounting is the same as for associated companies. FRS 9 is effective for accounting periods ending on or after 23 June 1998.

FRS 10 - Goodwill and Intangible Assets: In December 1997, the Accounting Standard Board in the United Kingdom issued Financial Reporting Standard No. 10 "Goodwill and Intangible Assets" (FRS 10). FRS 10 requires that purchased goodwill and intangible assets should be capitalised as assets and amortised over the life of the assets. Goodwill and intangible assets need not be amortised if it can be demonstrated that the current market value of the goodwill or intangible is not below its carrying value. FRS 10 is effective for accounting periods ending on or after 23 December 1998. The standard does not require reinstatement of goodwill previously eliminated against retained surplus.

COMPANIES ACT 1985

These consolidated financial statements do not constitute "statutory accounts" within the meaning of the Companies Act 1985 of Great Britain for any of the periods presented. Statutory accounts for the year ended 31 December 1996 have been filed with the United Kingdom's Registrar of Companies and statutory accounts for the year ended 31 December 1997 will be filed with the United Kingdom's Registrar of Companies. The auditor has reported on these accounts. The reports were unqualified and did not contain statements under Section 237
(2) or (3) of the Act.

These consolidated financial statements exclude certain parent company statements and other information required by the Companies Act 1985, however, they include all material disclosures required by generally accepted accounting principles in the United Kingdom including those Companies Act 1985 disclosures relating to the statement of income and balance sheet items.

Item 7(b)  Unaudited Pro Forma Financial Information

As previously reported in the Company's Form 8-K filed March 11, 1998, the Company completed the acquisition of Fel-Pro, Incorporated and certain affiliated entities (Fel-Pro) for $716.8 million on February 24, 1998. Fel-Pro is a leading manufacturer of gaskets and seals headquartered in Skokie, Illinois. The acquisition has been accounted for using the purchase method of accounting. The purchase price consists of 1,030,325.6 shares of newly issued Series E Mandatory Exchangeable Preferred Stock (exchangeable into 5,151,628 shares of common stock) with an imputed value of $225 million and $491.8 million in cash. The cash was provided through an existing revolving credit facility provided by a syndicate led by The Chase Manhattan Bank and three short-term loans, each in the amount of $50 million, from The Chase Manhattan Bank, ABN Amro Bank NV and First Chicago NBD Bank, respectively.

Also, as previously reported in the Company's Form 8-K filed March 23, 1998, the Company completed its cash offer announced October 16, 1997 to acquire all the outstanding common stock of T&N plc (T&N) for 260 pence per share on March 6, 1998. T&N, based in Manchester, England, manufactures and supplies high technology engineered automotive components and industrial materials including pistons, piston rings, friction products, bearings, composites, camshafts and sealing products. The acquisition has been accounted for using the purchase method of accounting. The purchase price of approximately $2,434.2 million was funded primarily through a $2.75 billion floating rate Senior Credit Agreement (consisting of a $2.35 billion term loan facility, $1.8 billion of which was drawn down, and a $400 million revolving loan facility) and a $500 million floating rate Senior Subordinated Credit Agreement (the full amount of which was drawn down), each from a syndicate led by The Chase Manhattan Bank. These credit facilities also refinanced the borrowings used to finance the cash portion of the purchase price for Fel-Pro. Additional funds for the acquisition of T&N were obtained through the December 1997 sale of 7% Trust Convertible Preferred Securities (generating gross proceeds of $575 million) by Federal-Mogul Financing Trust, a subsidiary of the Company. The Company intends to put into place a permanent capital structure with an appropriate combination of debt and equity which will partially replace the Senior Credit Agreement and Senior Subordinated Credit Agreement debt.

The estimated cost of the acquisitions of Fel-Pro and T&N are computed as follows:

                                                                        (in millions)
                                                                   Fel-Pro               T&N
                                                             ------------------    ----------------
Cash                                                                  $491.8           $2,434.2
Series E Mandatory Exchangeable Preferred Stock                        225.0                  -
Expected proceeds from exercisable options                                 -              (52.6)
Direct transaction costs                                                  .9               29.3
                                                             ------------------    ----------------

Estimated acquisition cost                                            $717.7           $2,410.9
                                                             ==================    ================

The pro forma preliminary allocations of the purchase price of the acquisitions of Fel-Pro and T&N are expected to be as follows:


                                                                                               (in millions)
                                                                                      Fel-Pro                T&N
                                                                               ------------------    ----------------
Current assets                                                                         $ 173.1            $ 1,087.6
Liabilities assumed*                                                                    (133.1)            (3,143.9)
Property, plant and equipment                                                            110.2              1,055.4
Identifiable intangible assets                                                            16.7                315.7
Other noncurrent assets                                                                   31.4                525.9
Purchased research and development                                                           -                 18.6
Goodwill                                                                                 519.4              1,990.7
Estimated fair value of Bearings Business (see below)                                        -                560.9
                                                                                       -------             --------
Total                                                                                  $ 717.7             $2,410.9
                                                                                       =======             ========

* Includes an increase of $329 million ot adjust the acquired asbestos liability to estimated fair value and an increase of $124 million to adjust the acquired income tax liability in relation to the anticipated gain on the sale of the Bearings Business.


In connection with securing regulatory approvals for the acquisition of T&N, the Company executed an Agreement Containing Consent Order with the Federal Trade Commission on February 27, 1998. Pursuant to this agreement the Company must divest of certain assets of T&N within eight months from the date of the consent order and must provide for independent management of those assets pending such divestiture. The assets to be divested consist principally of T&N's thinwall and dry bearings (polymer bearings) operations (the Bearings
Business). The agreement stipulates that the Bearings Business is to be maintained as a viable, independent competitor of the Company and that the Company shall not attempt to direct the activities of, or exercise control over, the Bearings Business or have contact with the Bearings Business outside of normal business activities.

The Company has separately identified the estimated effect of the divestiture of the Bearings Business in the unaudited pro forma statement of operations and balance sheet. The estimated net cash flows from operations of the Bearings Business from March 6, 1998 to the date of sale, the interest expense on debt incurred during this period and the proceeds from the sale will be accounted for as adjustments to the purchase price of T&N. Proceeds are estimated to be between $500 and $650 million, calculated using multiples of earnings similar to recent automotive industry transactions. An amount within the low end of this range has been used in the pro forma financial information. There can be no assurance that the actual proceeds received from the disposition will fall within the estimated range.

The unaudited pro forma statement of operations for the year ended December 31, 1997 has been prepared to illustrate the effect of the acquisitions of T&N and Fel-Pro as if they had occurred on January 1, 1997. The unaudited pro forma statement of operations includes only the results of ongoing operations and excludes such impacts as extraordinary items, one-time items relating to the acquisitions and synergies and expected cost savings associated with the integration of the acquisitions. The unaudited pro forma balance sheet as of December 31, 1997 has been prepared to illustrate the effect of the acquisitions of T&N and Fel-Pro as if they had occurred on that date.

The unaudited pro forma financial information gives effect to the acquisition transactions using the purchase method of accounting. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma financial information and are based upon preliminary available information and upon certain assumptions made by management. Accordingly, the pro forma adjustments reflected in the unaudited pro forma financial information are preliminary and subject to revision. Such revision could be material.

The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which may occur in the future or that would have occurred had the acquisitions of T&N and Fel-Pro been consummated on the dates indicated, nor are they necessarily indicative of the Company's future results of operations or financial position. The unaudited pro forma financial information should be read in conjunction with the audited consolidated financial statements of the Company, as well as the audited financial statements of the acquired companies.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997



                                                                                                                  DISPOSITION
                                                                FEDERAL-                                              OF
                                                                 MOGUL             T&N           FEL-PRO           BEARINGS
                                                              HISTORICAL       HISTORICAL      HISTORICAL          BUSINESS
                                                             -------------    -------------   -------------    ---------------
Sales                                                        $    1,806.6     $    2,948.4    $      489.3     $      (393.1) (a)
Cost of products sold                                             1,381.8          2,187.6           268.5            (295.4) (a)
                                                             ------------     ------------    ------------     -------------

Gross margin                                                        424.8            760.8           220.8             (97.7)

Selling general and administrative expenses                         286.2            500.3           173.8             (46.1) (a)
Restructuring charges (credits)                                      (1.1)               -               -               -
Reengineering and other related charges (benefits)                   (1.6)               -               -               -
Adjustment of assets held for sale to fair value                      2.4                -               -               -
Interest expense                                                     32.0             60.5               -             (16.9) (a)
Interest income                                                      (7.1)           (17.9)              -               2.3  (a)
International currency exchange losses                                0.6              4.4               -              (0.3) (a)
British pound currency option, net                                   10.5                -               -               -
Gain on sale of Kolbenschmidt AG share purchase options                 -            (21.7)              -               -
Other (income) expense, net                                           3.4            (14.5)              -              (1.3) (a)
                                                             ------------     ------------    ------------     -------------
      Earnings before income taxes, extraordinary item
         and nonrecurring charges                                    99.5            249.7            47.0             (35.4)
Income tax expense (benefit)                                         27.5            159.3            25.5              (9.4) (a)
                                                             ------------     ------------    ------------     -------------
      Net earnings (loss) before extraordinary item
         and nonrecurring charges                            $       72.0     $       90.4    $       21.5     $       (26.0)
                                                             ============     ============    ============     =============

Earnings (loss) per common share:
      Basic                                                  $       1.81
      Diluted                                                $       1.67

Weighted average shares outstanding (thousands):
      Basic                                                        36,647
                                                             ============
      Diluted                                                      41,854
                                                             ============

                                                                    T&N                  FEL-PRO
                                                                 PRO FORMA              PRO FORMA
                                                                 ADJUSTMENTS            ADJUSTMENTS             COMBINED
                                                              ----------------       ----------------       --------------
Sales                                                          $     (15.3) (b)       $       (11.9) (i)     $    4,824.0
Cost of products sold                                                 (0.9) (c)                (6.9) (j)          3,534.7
                                                               -----------            -------------          ------------

Gross margin                                                         (14.4)                    (5.0)              1,289.3

Selling general and administrative expenses                           58.9  (d)                13.0  (k)            986.1
Restructuring charges (credits)                                        -                        -                    (1.1)
Reengineering and other related charges (benefits)                     -                        -                    (1.6)
Adjustment of assets held for sale to fair value                       -                        -                     2.4
Interest expense                                                     148.5  (e)                38.2  (l)            262.3
Interest income                                                       13.7  (f)                 -                    (9.0)
International currency exchange losses                                 -                        -                     4.7
British pound currency option, net                                     -                        -                    10.5
Gain on sale of Kolbenschmidt AG share purchase options                -                        -                   (21.7)
Other (income) expense, net                                           36.9  (g)                 -                    24.5
                                                               -----------            -------------          ------------
      Earnings before income taxes, extraordinary item
         and nonrecurring charges                                   (272.4)                   (56.2)                 32.2
Income tax expense (benefit)                                         (85.2) (h)               (24.2) (m)             93.5
                                                               -----------            -------------          ------------
      Net earnings (loss) before extraordinary item
         and nonrecurring charges                              $    (187.2)           $       (32.0)         $      (61.3)
                                                               ===========            =============          ============

Earnings (loss) per common share:
      Basic                                                                                                  $      (2.16)
      Diluted                                                                                                $      (2.16)

Weighted average shares outstanding (thousands):
      Basic                                                                                                        36,647
                                                                                                             ============
      Diluted                                                                                                      47,006
                                                                                                             ============



See accompanying notes to Unaudited Pro Forma Statement of Operations.

            Notes to the Unaudited Pro Forma Statement of Operations
                      (in millions unless otherwise noted)


Relating to the divestiture of the Bearings Business:

(a)  To eliminate the historical statement of operations of the Bearings
     Business.

Relating to the purchase of T&N:

(b)  To eliminate intercompany sales between the Company and T&N.

            Notes to the Unaudited Pro Forma Statement of Operations
                      (in millions unless otherwise noted)


(c) To reflect the net effect of the following adjustments:

          Increase in depreciation expense relating to the adjustment of property, plant and equipment acquired to estimated fair
              value (to be depreciated over an average period of 14 years)                   $   5.4
          Elimination of intercompany cost of products sold between the Company and T&N        (15.3)

          Elimination of profit in ending  inventory on intercompany  sales between the
              Company and T&N                                                                    0.8
          Increase in pension expense - elimination of amortization of deferred gain             8.7
          Decrease in postretirement benefits expense - elimination of amortization of
              deferred loss                                                                     (0.5)
                                                                                             -------
                                                                                             $  (0.9)
                                                                                             =======



(d)  To reflect the net effect of the following adjustments:

          Amortization of additional goodwill  resulting from the purchase of T&N
              (to be amortized over a period of 40 years)                                    $  43.0
          Amortization of other identifiable intangible assets acquired to estimated fair value (to be amortized over periods from 10 to 24
              years)                                                                            15.9


                                                                                             -------
                                                                                             $  58.9
                                                                                             =======

(e)  To reflect the net effect of the following adjustments:

          Increase in interest  expense  relating to the net debt incurred for the net
              purchase of T&N (see unaudited pro forma balance sheet footnote 1)             $ 148.2
          Reduction in historical  interest  expense of T&N relating to the elimination
              of historical outstanding debt                                                   (23.4)
          Amortization  of debt issuance  costs (to be amortized over a period
              of 12 to 96 months)                                                               23.7
                                                                                             -------
                                                                                             $ 148.5
                                                                                             =======

(f)  To reflect the net effect of the following adjustments:

          Reduction in interest income as a result of the use of existing cash balances
              of the Company to finance a portion of the T&N transaction                     $   2.2

          Reduction in interest income as a result of the use of existing
              cash balances of T&N                                                              11.5
                                                                                             -------
                                                                                             $  13.7
                                                                                             =======

(g) To record an additional eleven months of minority interest-preferred securities of affiliates expense.

(h) To record the income tax effects of the statement of operations adjustments.

Relating to the purchase of Fel-Pro:

(i)  To eliminate intercompany sales between the Company and Fel-Pro

            Notes to the Unaudited Pro Forma Statement of Operations
                      (in millions unless otherwise noted)


(j)  To reflect the net effect of the following adjustments:

          Increase in  depreciation  expense  relating to the  adjustment  of property, plant and equipment  acquired to  estimated  fair value (to be  depreciated
              over an average period of 10 years)                                           $    3.0
          Elimination  of  intercompany  cost of products  sold between the Company and
              Fel-Pro                                                                          (11.9)
          Elimination of profit in ending  inventory on intercompany  sales between the
              Company and Fel-Pro                                                                0.6
          Increase in postretirement benefits expense  - elimination of amortization of          1.4
              deferred loss                                                                 --------
                                                                                            $   (6.9)
                                                                                            ========

(k) To record the amortization of goodwill resulting from the purchase of Fel-Pro (to be amortized over a period of 40 years)

(l) To record interest expense relating to the debt incurred for the purchase of Fel-Pro

(m) To record the income tax effects of the statement of operations adjustments


The unaudited pro forma statement of operations discloses the income (loss) from continuing operations before nonrecurring charges directly attributable to the transactions. The following nonrecurring charges were not considered in the unaudited pro forma statement of operations:

       Penalty for early retirement of private placement debt of T&N             $25.0
       Estimated purchased research and development costs                         18.6
       Adjustment of inventory to estimated fair value                             4.0
                                                                                 -----
                                                                                 $54.6
                                                                                 =====


Loss per share as calculated for the pro forma combined entity:
        Net earnings before extraordinary item and non-recurring charges                    $ (61.3)
        Less: Series C preferred dividend requirement                                          (2.4)
        Less: Series D preferred dividend requirement                                          (3.1)
        Less: Series E preferred dividend requirement                                         (12.3)
                                                                                            -------
        Net earnings available to common shareholders before extraordinary
          item and non-recurring charges                                                    $ (79.1)
                                                                                            =======
        Weighted average common shares outstanding                                           36,647
                                                                                            =======
        Loss per share - basic and diluted                                                  $ (2.16)
                                                                                            =======

                      Unaudited Pro Forma Balance Sheet
                              December 31, 1997

                                                          FEDERAL-                                                T&N
                                                            MOGUL             T&N             FEL-PRO          PRO FORMA
                                                         HISTORICAL        HISTORICAL       HISTORICAL        ADJUSTMENTS
                                                      --------------     ---------------  --------------   ------------------

Cash and equivalents                                     $   541.4         $   319.2          $     -        $  (765.3)  (1)
Accounts receivable                                          158.9             458.8             83.4             (2.6)  (2)
Investment in accounts receivable securitization              48.7                 -                -                -
Inventories                                                  277.0             365.1             61.0             10.2   (3)
Prepaid expenses and income tax benefits                     113.2              58.2              4.7             10.7   (4)
                                                         ---------         ---------          -------        ---------
         Total current assets                              1,139.2           1,201.3            149.1           (747.0)

Property, plant and equipment                                313.9           1,089.5             80.6             75.4   (5)
Goodwill                                                     143.8             342.2                -          1,715.0   (6)
Other intangible assets                                       48.4              17.9             16.7            297.8   (7)
Business investments and other assets                        156.8             469.2             23.7            161.5   (8)
                                                         ---------         ---------          -------        ---------
         Total Assets                                    $ 1,802.1         $ 3,120.1          $ 270.1        $ 1,502.7
                                                         =========         =========          =======        =========

Short-term debt                                          $    28.6         $   125.4          $     -        $       -
Accounts payable                                             102.3             326.3             22.7             (2.6)  (2)
Accrued compensation                                          36.8              57.6             24.1                -
Accrued customer incentives                                   22.4                 -             10.5                -
Restructuring reserves                                        31.5                 -                -            150.0   (9)
Current portion of asbestos liability                            -             101.3                -                -
Other accrued liabilities                                    108.0             305.3             19.4                -
                                                         ---------         ---------          -------        ---------
         Total current liabilities                           329.6             915.9             76.7            147.4
Long-term debt                                               273.1             469.5                -          1,220.4   (1)
Postemployment benefits                                      190.9             223.7             46.8              6.4   (10)
Noncurrent portion of asbestos liability                       -               948.7                             329.0   (11)
Other accrued liabilities                                     64.2              53.8              6.6             53.7   (12)
                                                         ---------         ---------          -------        ---------
         Total liabilities                                   857.8           2,611.6            130.1          1,756.9

Minority interest-preferred securities of affiliates         575.0                 -                -                -

Minority interest, other                                         -              42.0                -                -

Series C ESOP preferred stock                                 49.0                 -                -                -
Series E preferred stock                                         -                 -
Common stock                                                 201.0             361.1                -           (361.1)  (13)
Additional paid-in capital                                   332.6               4.4                -             (4.4)  (13)
Retained earnings (Accumulated deficit),
 currency translation and other                             (191.5)            101.0            140.0            111.3   (14)
Unearned ESOP compensation                                   (21.8)                -                -                -
                                                                                   -                                 -
                                                         ---------         ---------          -------        ---------
         Total equity                                        369.3             466.5            140.0           (254.2)
                                                         ---------         ---------          -------        ---------

                                                         $ 1,802.1         $ 3,120.1          $ 270.1        $ 1,502.7
                                                         =========         =========          =======        =========




                                                              FEL-PRO          DISPOSITION
                                                             PRO FORMA         OF BEARINGS          PRO FORMA
                                                            ADJUSTMENTS          BUSINESS           COMBINED
                                                        -----------------   -----------------   ----------------

Cash and equivalents                                     $  (0.9) (15)        $  (38.0) (28)        $    56.4
Accounts receivable                                         (4.2) (16)           (49.4) (28)            645.0
Investment in accounts receivable securitization             -                       -                   48.7
Inventories                                                 23.4  (17)           (42.3) (28)            694.4
Prepaid expenses and income tax benefits                     2.2  (18)            (5.8) (28)            183.1
                                                         -------              --------              ---------
         Total current assets                               20.5                (135.5)               1,627.6

Property, plant and equipment                               29.6  (19)          (109.4) (28)          1,479.6
Goodwill                                                   519.4  (20)           (66.8) (28)          2,653.6
Other intangible assets                                      -                       -                  380.8
Business investments and other assets                        7.7  (21)           (74.9) (28)            744.0
                                                         -------              --------              ---------
         Total Assets                                    $ 577.2              $ (386.6)             $ 6,885.6
                                                         =======              ========              =========

Short-term debt                                          $     -              $   (0.5) (28)        $   153.5
Accounts payable                                            (2.0) (22)           (38.5) (28)            408.2
Accrued compensation                                           -                 (10.9) (28)            107.6
Accrued customer incentives                                    -                     -                   32.9
Restructuring reserves                                      15.0  (23)               -                  196.5
Current portion of asbestos liability                          -                     -                  101.3
Other accrued liabilities                                      -                 (22.0) (28)            410.7
                                                         -------              --------              ---------
         Total current liabilities                          13.0                 (71.9)               1,410.7
Long-term debt                                             491.8  (15)            (2.1) (28)          2,452.7
Postemployment benefits                                    (18.0) (24)           (12.3) (28)            437.5
Noncurrent portion of asbestos liability                       -                     -                1,277.7
Other accrued liabilities                                    6.0  (25)           (43.5) (28)            140.8
                                                         -------              --------              ---------
         Total liabilities                                 492.8                (129.8)               5,719.4

Minority interest-preferred securities of affiliates           -                     -                  575.0

Minority interest, other                                       -                     -                   42.0

Series C ESOP preferred stock                                  -                     -                   49.0
Series E preferred stock                                   225.0  (26)                                  225.0
Common stock                                                   -                     -                  201.0
Additional paid-in capital                                     -                     -                  332.6
Retained earnings (Accumulated deficit),
 currency translation and other                           (140.6) (27)          (256.8)                (236.6)
Unearned ESOP compensation                                     -                     -                  (21.8)
                                                                                     -
                                                         -------              --------              ---------
         Total equity                                       84.4                (256.8)                 549.2
                                                         -------              --------              ---------

                                                         $ 577.2              $ (386.6)             $ 6,885.6
                                                         =======              ========              =========


See accompanying notes to Unaudited Pro Forma Balance Sheet.

                 Notes to the Unaudited Pro Forma Balance Sheet
                      (in millions unless otherwise noted)


Relating to the purchase of T&N:

(1)     To reflect the net effect of the following adjustments:


                                                                               Cash          Debt
                                                                           ------------- -------------
          Proceeds from the issuance of debt                                $ 2,300.0       $2,300.0
          Acquisition of T&N shares                                          (2,434.2)             -

          Payoff of existing T&N debt                                          (469.5)        (469.5)
          Cash used from T&N asbestos fund to pay down debt                    (130.0)        (130.0)
          Proceeds from  the exercise of T&N stock options
             at close                                                            52.6              -

          Estimated proceeds from sale of the Bearings Business                 560.9              -
          Pay down debt and other liabilities using proceeds from sale
             of the Bearings Business                                          (560.9)        (436.6)

          Proceeds from sale of KolbenSchmidt AG share
             purchase options                                                    43.5              -

          Pay down debt using proceeds from sale of Kolben Schmidt AG
             share purchase options                                             (43.5)         (43.5)



          Debt issuance costs                                                   (32.2)
                                                                                                   -
          Other fees                                                            (27.0)
                                                                                                   -
          Penalty for early retirement of private placement debt
             of T&N                                                             (25.0)
                                                                                                   -
                                                                            =========       ========
                                                                            $  (765.3)      $1,220.4
                                                                            =========       ========

(2) To eliminate intercompany accounts receivable and accounts payable between the Company and T&N

(3)     To reflect the net effect of the following adjustments:


          Adjustment of inventories acquired to estimated fair value                       $11.0
          Elimination of intercompany profit in ending inventory                            (0.8)
                                                                                           -----
                                                                                           $10.2
                                                                                           =====

(4) To record the current deferred income tax effects of the balance sheet adjustments

(5) To adjust property, plant and equipment acquired to estimated fair value

(6) To record estimated acquired goodwill as the excess of the preliminary purchase price paid and estimated costs incurred relating to the acquisition over the estimated fair value of identifiable net assets acquired

(7) To adjust other identifiable intangible assets acquired to estimated fair value

(8)     To reflect the net effect of the following adjustments:

          Adjustment of pension assets acquired to estimated fair value                   $ 131.6


          Debt issuance costs                                                                32.2
          Other                                                                              (2.3)
                                                                                           ------
                                                                                           $161.5
                                                                                           ======

(9)     To provide for estimated severance and exit costs relating to T&N

                 Notes to the Unaudited Pro Forma Balance Sheet
                      (in millions unless otherwise noted)

(10) To adjust postemployment benefit liabilities acquired to estimated fair value

(11)    To record estimated fair value of the acquired asbestos liability

(12)    To reflect the net effect of the following adjustments:

          Estimated fair value of reserves for returns, allowances and environmental           $  41.3
          Adjustment of the noncurrent deferred income tax asset for pro forma balance sheet
          adjustments                                                                             12.4
                                                                                               -------
                                                                                               $  53.7
                                                                                               =======


(13) To eliminate the historical common stock and additional paid in capital of T&N

(14)    To reflect the net effect of the following adjustments:

          Elimination of historical retained earnings of T&N, net of the Bearings Business     $ 155.6
          Penalty for early retirement of private placement debt of T&N                          (25.0)
          Estimated purchased research and development costs                                     (18.6)
          Elimation of the profit in ending inventory on intercompany sales between
          the Company and T&N                                                                     (0.7)
                                                                                               -------
                                                                                               $ 111.3
                                                                                               =======

Relating to the purchase of Fel-Pro:

(15)    To reflect the net effect of the following adjustments:

                                                                               Cash          Debt
                                                                           ------------- -------------
          Proceeds from the issuance of debt                                  $491.8           $491.8
          Acquisition of Fel-Pro                                              (491.8)               -
          Other fees                                                             (.9)               -
                                                                              ======           ======
                                                                              $  (.9)          $491.8
                                                                              ======           ======

(16)    To reflect the net effect of the following adjustments:

        Elimination of intercompany accounts receivable                                   $(2.0)
        Increase in allowance for doubtful accounts                                        (2.2)
                                                                                          -----
                                                                                          $(4.2)
                                                                                          =====

(17)    To reflect the net effect of the following adjustments:


          Adjustment of inventories acquired to estimated fair value                       $24.0
          Elimination of intercompany profit in ending inventory                            (0.6)
                                                                                           -----
                                                                                           $23.4
                                                                                           =====

(18) To record the current deferred income tax effects of the balance sheet adjustments

(19) To adjust property, plant and equipment acquired to estimated fair value

                 Notes to the Unaudited Pro Forma Balance Sheet
                      (in millions unless otherwise noted)


(20) To record estimated acquired goodwill as the excess of the preliminary purchase price paid and estimated costs incurred relating to the acquisition over the estimated fair value of identifiable net assets acquired

(21) To record the noncurrent deferred income tax effects of the balance sheet adjustments

(22) To eliminate intercompany accounts payable between the Company and Fel-Pro

(23)    To provide for estimated severance and exit costs relating to Fel-Pro

(24)    To adjust postemployment benefits acquired to estimated fair value

(25) To record the estimated fair value reserves for returns, allowances and environmental

(26) To record the issuance of Series E Mandatory Exchangeable Preferred Stock, exchangeable into common stock, to the former owners of Fel-Pro

(27)    To reflect the net effect of the following adjustments:

          Elimination of the historical equity of Fel-Pro                                 $(140.0)
          Elimination of intercompany profit in ending inventory                              (.6)
                                                                                          -------
                                                                                          $(140.6)
                                                                                          =======


Relating to the divestiture of the Bearings Business:

(28) To eliminate the historical balance sheet of the Bearings Business. The estimated effects of the sale of the Bearings Business are located in the T&N pro forma adjustments.


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23.1   Consent of Ernst & Young LLP

23.2   Consent of KPMG Audit Plc